UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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Knight Capital Group, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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KNIGHT CAPITAL GROUP, INC.

545 Washington Boulevard

Jersey City, New Jersey 07310

April 4, 2011

Dear Stockholder:

We cordially invite you to attend Knight Capital Group, Inc.’s (the “Company”) annual meeting of stockholders (the “Annual Meeting”). The Annual Meeting will be held at our corporate headquarters located at 545 Washington Boulevard, Jersey City, New Jersey 07310 on Wednesday, May 11, 2011 at 1:00 p.m.

Enclosed you will find a notice setting forth the business expected to come before the Annual Meeting, the Proxy Statement, a proxy card and a copy of our 2010 Annual Report to Stockholders. Our 2010 Annual Report to Stockholders contains information about our Company and its financial performance and is not a part of our proxy solicitation materials. At this year’s Annual Meeting, the agenda includes: (1) the election of seven Directors, (2) an advisory (non-binding) vote to approve named executive officer compensation; (3) an advisory (non-binding) vote on the frequency of an advisory stockholder vote to approve named executive officer compensation; and (4) a proposal to ratify the appointment of our independent registered public accounting firm for 2011. Our Board of Directors recommends that you vote FOR Proposals (1), (2) and (4) and Once Every Year (1 Year) for Proposal (3). Please take the time to carefully read each of the proposals described in the attached Proxy Statement.

Your vote is very important regardless of how many shares of Knight Capital Group, Inc. Class A Common Stock you own. Regardless of whether you plan to attend the Annual Meeting, your shares should be represented and voted. After reading the enclosed Proxy Statement, please submit your proxy by touch-tone telephone or through the Internet as indicated on the accompanying proxy card. Alternatively, you are requested to sign, date and return the paper proxy card without delay in the enclosed postage-paid envelope. You may revoke your proxy at any time before its exercise by: (i) attending and voting in person at the Annual Meeting; (ii) giving notice of revocation of the proxy at the Annual Meeting; or (iii) delivering to the Corporate Secretary of Knight Capital Group, Inc. (a) a written notice of revocation or (b) a duly executed proxy card relating to the same shares and matters to be considered at the Annual Meeting, bearing a date later than the proxy previously executed. Attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy.

Thank you for your continued support of Knight Capital Group, Inc.

Sincerely,

Thomas M. Joyce	William L. Bolster
Chairman and Chief Executive Officer	Lead Director

KNIGHT CAPITAL GROUP, INC.

545 Washington Boulevard

Jersey City, New Jersey 07310

(201) 222-9400

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of Knight Capital Group, Inc.:

NOTICE IS HEREBY GIVEN that an Annual Meeting of Stockholders (including any adjournments or postponements thereof, the “Annual Meeting”) of Knight Capital Group, Inc., a Delaware corporation (“Knight” or the “Company”), will be held at our corporate headquarters located at 545 Washington Boulevard, Jersey City, New Jersey 07310 on Wednesday, May 11, 2011 at 1:00 p.m., for the following purposes, which are more fully described in the accompanying Proxy Statement:

1.

To elect as directors the seven nominees named in the accompanying Proxy Statement to serve as members of the Company’s Board of Directors until the Company’s next annual meeting of stockholders and until such directors’ successors are duly elected and qualified;

2.	To conduct an advisory (non-binding) vote to approve named executive officer compensation;

3.	To conduct an advisory (non-binding) vote on the frequency of an advisory stockholder vote to approve named executive officer compensation;

4.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2011; and

5.	To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

A webcast of our Annual Meeting will be available on our website, www.knight.com, starting at 1:00 p.m. on Wednesday, May 11, 2011. Information included on our website, other than our Proxy Statement and proxy card, is not a part of our proxy solicitation materials.

A Proxy Statement describing the matters to be considered at the Annual Meeting is attached to this notice. Only holders of record of shares of Knight Class A Common Stock at the close of business on April 1, 2011 are entitled to notice of, and to vote at, the Annual Meeting. On that day, 92,012,345 shares of Knight Class A Common Stock were outstanding and entitled to vote. A complete list of stockholders entitled to vote at the Annual Meeting will be available for examination, for proper purposes, during ordinary business hours at the Company’s corporate offices, located at 545 Washington Boulevard, Jersey City, New Jersey 07310, during the 10 days before the Annual Meeting. The list of stockholders will also be available for inspection at the Annual Meeting.

In addition, pursuant to rules promulgated by the Securities and Exchange Commission (“SEC”), we have elected to provide access to our proxy materials both by sending you this full set of proxy materials, including a proxy card, and by notifying you of the availability of our proxy materials on the Internet. In accordance with these SEC rules, you may access our Proxy Statement at www.bnymellon.mobular.net/bnymellon/kcg, which does not have “cookies” that identify visitors to the site.

By order of the Board of Directors,

Thomas M. Merritt
Corporate Secretary

April 4, 2011

PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE, OR VOTE BY TELEPHONE OR THROUGH THE INTERNET (AS MORE FULLY DESCRIBED ON YOUR PROXY CARD AND HEREIN).

THE COMPANY’S 2011 PROXY STATEMENT AND 2010 ANNUAL REPORT TO STOCKHOLDERS ARE AVAILABLE AT: WWW.BNYMELLON.MOBULAR.NET/BNYMELLON/KCG.

KNIGHT CAPITAL GROUP, INC.

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 11, 2011

PROXY STATEMENT

This Proxy Statement (the “Proxy Statement”) is being furnished to stockholders of Knight Capital Group, Inc., a Delaware corporation (together with its subsidiaries, except where the context otherwise requires, “Knight” or the “Company”), in connection with the solicitation of proxies by the Board of Directors of the Company (the “Board of Directors” or the “Board” and each member thereof a “Director”) for use at the Annual Meeting of Stockholders (including any adjournments or postponements thereof), which will be held at our corporate headquarters located at 545 Washington Boulevard, Jersey City, New Jersey 07310 on Wednesday, May 11, 2011 at 1:00 p.m. (the “Annual Meeting”). This Proxy Statement, the accompanying proxy card and the 2010 Annual Report to Stockholders are first being mailed to stockholders on or about April 7, 2011.

At the Annual Meeting, stockholders will be asked to consider and vote on: (i) the election as directors of the seven nominees named in this Proxy Statement to serve as members of the Company’s Board of Directors until the Company’s next annual meeting of stockholders and until such directors’ successors are duly elected and qualified; (ii) an advisory (non-binding) vote to approve named executive officer compensation; (iii) an advisory (non-binding) vote on the frequency of an advisory stockholder vote to approve named executive officer compensation; (iv) the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2011; and (v) the transacting of such other business as may properly come before the Annual Meeting or any adjournment thereof.

All stockholders will need to present photo identification to be admitted into the Annual Meeting. Beneficial owners of stock held by banks, brokers or investment plans (in “street name”) will also need proof of ownership. A recent brokerage statement or letter or legal proxy from your broker or bank are examples of proof of ownership.

The principal executive offices of the Company are located at 545 Washington Boulevard, Jersey City, New Jersey 07310, and the telephone number is (201) 222-9400.

Solicitation and Voting of Proxies; Revocation

You may vote in any of the following four ways: (1) by attending the Annual Meeting; (2) by calling the toll-free telephone number listed on the proxy card; (3) by voting on the Internet at the website address listed on the proxy card; or (4) by marking, signing, dating and mailing your proxy card in the postage-paid envelope provided.

Shares of Knight Class A Common Stock (the “Common Stock”) that are entitled to vote and are represented by a proxy properly signed and received at or before the Annual Meeting, unless subsequently properly revoked, will be voted in accordance with the instructions indicated therein. If a proxy is signed and returned without indicating any voting instructions for any particular matter or matters, shares of Common Stock represented by such proxy will be voted as follows:

FOR the election of each of the seven nominees to the Company’s Board of Directors;

FOR the approval, on an advisory basis, of named executive officer compensation;

ONCE EVERY YEAR (1 YEAR) with respect to the frequency of an advisory stockholder vote to approve named executive officer compensation; and

FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2011.

The Board of Directors is not currently aware of any business to be acted upon at the Annual Meeting other than as described herein. If, however, other matters are properly brought before the Annual Meeting or any adjournments or postponements thereof, the persons appointed as proxies will have the discretion to vote or act thereon in accordance with their best judgment, unless authority to do so is withheld in the proxy.

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before the shares represented by such proxy are voted at the Annual Meeting by: (i) attending and voting in person at the Annual Meeting; (ii) giving notice of revocation of the proxy at the Annual Meeting; or (iii) delivering to the Corporate Secretary of Knight (a) a written notice of revocation or (b) a duly executed proxy card relating to the same shares and matters to be considered at the Annual Meeting, bearing a date later than the proxy previously executed. Attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy. All written notices of revocation and other communications with respect to the revocation of proxies should be addressed as follows: Knight Capital Group, Inc., 545 Washington Boulevard, Jersey City, New Jersey 07310, Attention: Corporate Secretary, and must be received before the taking of the votes at the Annual Meeting. If you own shares held in street name and wish to vote at the Annual Meeting, you must have a legal proxy from your broker.

The Company will bear the entire cost of the solicitation of proxies and the cost of printing and mailing this Proxy Statement. The Company has retained the services of Phoenix Advisory Partners, a division of American Stock Transfer & Trust Company, LLC (“Phoenix”), to assist in the solicitation of proxies. Phoenix will receive a fee from the Company for services rendered of approximately $10,000, plus out-of-pocket expenses. In addition to solicitation by mail, the Directors, officers and employees of the Company may solicit proxies from stockholders of the Company by telephone, electronic communication or by personal interview. Such Directors, officers and employees will not be additionally compensated for any such solicitation but may be reimbursed for reasonable out-of-pocket expenses in connection therewith. Arrangements will also be made with brokers, custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of shares held of record by such persons and the Company will reimburse such brokers, custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in connection therewith.

You can save the Company additional expense by electing to receive future proxy statements and annual reports electronically. If you would like to request this electronic delivery, please enroll after you complete your voting. If your shares are held in street name, you may enroll at www.icsdelivery.com. If you are a registered stockholder, you may enroll at www.bnymellon.com/shareowner/equityaccess. If you elected to receive this Proxy Statement electronically over the Internet and would now like to receive a paper copy of this Proxy Statement so that you may submit a paper proxy in lieu of an electronic proxy, please notify the Corporate Secretary of the Company of this request in writing at the address set forth at the beginning of this Proxy Statement.

Record Date; Outstanding Shares; Voting at the Annual Meeting

Only holders of Common Stock at the close of business on April 1, 2011 will be entitled to receive notice of, and to vote at, the Annual Meeting. At the close of business on April 1, 2011, the Company had 92,012,345 shares of Common Stock outstanding and entitled to vote (this figure includes outstanding restricted stock which have associated voting rights but does not include restricted stock units, which do not have voting rights, or treasury stock). The presence, in person or by proxy, at the Annual Meeting of the holders of at least a majority of the shares of Common Stock outstanding and entitled to vote at the Annual Meeting, and at any adjournment or postponement thereof, is necessary to constitute a quorum for the transaction of business. Shares of Common Stock represented by proxies which are marked “abstain” will be counted as shares present for purposes of determining the presence of a quorum on all matters, but will not, unless otherwise noted herein, be counted as votes cast in favor of the matters brought before the stockholders at the Annual Meeting. Proxies relating to street name shares that are voted by brokers will be counted as shares present for purposes of determining the presence of a quorum on all matters, but will not be treated as shares having voted at the Annual Meeting as to any proposal as to which authority to vote is withheld by the broker.

The advisory vote to approve named executive officer compensation and the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2011 each require the affirmative approval of a majority of the shares present at the Annual Meeting, in person or by proxy, and entitled to vote on the relevant proposal. Accordingly, abstentions will have the same effect as a negative vote on the relevant proposal. Shares voting “abstain” on the advisory vote on the frequency of the stockholder advisory vote to approve named executive officer compensation will have no effect on the vote for this matter because this proposal requires the approval of a majority of the votes cast. “Withhold” votes in the voting on the election of Directors will also have no effect on the outcome of the vote for that proposal.

If you own your shares through a broker and you do not vote, your broker may only vote your shares at its discretion on certain “routine” matters. The Company believes that all of the matters to be voted upon at the Annual Meeting, except for the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2011, are not “routine matters”, and, therefore, brokers will not be permitted to vote, at their discretion, any unvoted shares on those proposals (reported as a “broker non-vote”). “Broker non-vote” shares are counted towards the quorum requirement but will be disregarded and have no effect on the outcome of the vote for these matters.

No Appraisal Rights

Stockholders have no rights under Delaware law, our Amended and Restated Certificate of Incorporation or our Amended and Restated By-Laws to exercise dissenters’ rights of appraisal with respect to any of the matters to be voted upon at the Annual Meeting.

Postponement or Adjournment of the Annual Meeting

If the Annual Meeting were to be postponed or adjourned, your proxy would still be valid and may be voted at the postponed or adjourned meeting in the manner described in this Proxy Statement. You would still be able to revoke your proxy until it was voted.

PROPOSAL 1—ELECTION OF DIRECTORS

Directors of the Company will be elected by a plurality vote of the outstanding shares of Common Stock present, in person or represented by proxy, at the Annual Meeting. Under applicable Delaware law, in tabulating the votes, “Withhold” votes in the voting on the election of Directors will have no effect on the outcome of the vote.

The Board of Directors of the Company stands for election at each annual meeting of stockholders. Our Board of Directors currently has seven members. All of the current members of the Board of Directors have been approved, recommended and nominated for re-election to the Board of Directors by the Company’s Nominating and Corporate Governance Committee and by the Board of Directors. Each of the seven current Directors nominated for election this year was elected by the stockholders at the 2010 Annual Meeting of Stockholders. The Board of Directors has determined that each of its current Directors, including all Directors standing for re-election, except for Mr. Joyce, our Chairman and Chief Executive Officer, is independent within the meaning of the Securities and Exchange Commission (“SEC”) and The New York Stock Exchange (“NYSE”) director independence standards, as currently in effect.

The Board of Directors believes that an effective board consists of a diverse group of individuals who bring a variety of complementary skills, backgrounds and experiences. The Nominating and Corporate Governance Committee and Board of Directors consider the skills and experiences of the Directors in the broader context of the Board’s overall composition, with a view toward constituting a board that has the best skill set, background and experience to oversee the Company’s business. As stated in the Company’s Corporate Governance Guidelines, this assessment includes a consideration of independence and diversity of age, professional experience (including skills and industry background), gender, ethnic background and country of citizenship. The Nominating and Corporate Governance Committee regularly reviews the composition of the Board of Directors in light of our evolving business requirements and its assessment of the Board of Director’s performance to ensure that the Board of Directors has the appropriate mix of skills, backgrounds and experiences needed for the broad set of challenges that it confronts.

The Board of Directors has been informed that all persons listed below are willing to serve as Directors, but if any of them should decline or be unable to act as a Director, the individuals named in the proxies will vote for the election of such other person or persons as they, in their discretion, may choose. The Board of Directors has no reason to believe that any such nominees will be unable or unwilling to serve.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF EACH OF THE NOMINEES LISTED HEREIN FOR DIRECTOR.

Nominees for Election as Directors

The name, age (as of April 1, 2011), principal occupation for the last five years, selected biographical information and period of service as a Director of the Company of each of the nominees for Director are set forth hereafter.

Thomas M. Joyce (56), Chairman of the Board and Chief Executive Officer of the Company, has more than 30 years of experience in the securities industry. Mr. Joyce has been Chairman of the Board of the Company since December 2004 and has served as a Director since October 2002. He has been Chief Executive Officer of the Company since May 2002. From December 2001 to May 2002, Mr. Joyce was the Global Head of Trading at Sanford C. Bernstein & Co. Prior to that, Mr. Joyce held a variety of leadership roles in the Global Institutional Equity business during his 15 years at Merrill Lynch & Co., where his last position was Head of Global Equity eCommerce from 1999 through 2001. Mr. Joyce is currently a member of the Board of Directors of the Securities Industry and Financial Markets Association (“SIFMA”) and is a former member of the Board of Directors of NASDAQ. In addition, he currently serves on the Board of Directors of Special Olympics Connecticut, Inc., The Alfred E. Smith Memorial Foundation Inc. and the Ronald McDonald House® New York. Mr. Joyce received his A.B. in Economics from Harvard College in 1977. Mr. Joyce’s qualifications to serve on the Board of Directors include his significant experience in the securities industry; senior leadership roles in global organizations, including as Chief Executive Officer of Knight; and his detailed knowledge of, and unique perspective and insight regarding, the strategic and operational opportunities and challenges facing the Company and its businesses.

William L. Bolster (67), Lead Director of the Company, has served on the Board since November 2003. Mr. Bolster worked for various publicly-held companies for over 30 years, including General Electric/NBC, with his most recent position Chairman and Chief Executive Officer of CNBC International from July 2001 to November 2003. Prior thereto, he was President of CNBC from January 1996 until July 2001. Previously, Mr. Bolster was President and General Manager of WNBC-TV in New York. Mr. Bolster received a B.A. in Business Administration from Loras College in 1967. Mr. Bolster’s qualifications to serve on the Board of Directors include his experience in a senior leadership role at a large global corporation; his in-depth knowledge and understanding of trends in the economy based on his years of experience covering such matters at a global news and media organization; and his experience in the important role of Lead Director of the Company.

James W. Lewis (69), Director of the Company, has served on the Board since January 2009. Mr. Lewis is the Chairman of Vietnam Partners, LLC. Prior to founding Vietnam Partners, LLC in 2003, he was a Managing Director at Morgan Stanley where he spent 17 years working in senior positions across equities, fixed income and asset management. Mr. Lewis also served for a period of time as chairman of that firm’s risk management committee. He is also a former member of the NYSE. Mr. Lewis currently serves as a director at Geometry Group LLC affiliates Investarit AG, Shamrock Asset Management LLC and Schuylkill Capital Management LLC. In addition, he is a member of the Advisory Councils at the University of Chicago Booth School of Business, Miami University (Ohio) and Fordham University. He is also a member of the Finance Committee at Jazz at Lincoln Center. Mr. Lewis received a B.S. from Miami University (Ohio) in 1963 and an M.B.A. in Finance from the University of Chicago in 1970. Mr. Lewis’ qualifications to serve on the Board of Directors include his significant experience in the securities and financial services industries; his experience as the founder and Chairman of an investment banking and advisory services firm; and his experience as a director of other companies in the securities and financial services industries.

Thomas C. Lockburner (71), Director of the Company, has served on the Board since February 2004. Mr. Lockburner spent more than 40 years at Deloitte & Touche LLP (“Deloitte”), where he was a partner specializing in the financial services and securities industries. During his tenure at Deloitte, Mr. Lockburner was the National Industry Director for the Securities Industry with responsibility for all of the firm’s services to its securities industry clients. He is a member of the Financial Management and Securities Operations Societies of SIFMA. He also is a past member of the Executive Committees of both the Financial Management and Internal Audit Societies of SIFMA. Mr. Lockburner also is a member of the American Institute of Certified Public Accountants and served as Chairman of its Stockbrokerage and Investment Banking Committee and as a member of its Commodities Futures Trading Committee. He previously served as a member of the Financial Industry Regulatory Authority (“FINRA”) Financial Responsibility Committee and as a FINRA Arbitrator. Mr. Lockburner is a certified public accountant who received a B.A. in Accounting from Franklin & Marshall College in 1962. Mr. Lockburner’s qualifications to serve on the Board of Directors include his significant experience in the financial services and securities industries as a certified public accountant with Deloitte and his knowledge and understanding of accounting and regulatory matters affecting such industries.

James T. Milde (50), Director of the Company, has served on the Board since May 2005. Mr. Milde has over 25 years of broad corporate experience. He is currently President of Summit Advisors, a management consulting firm, and also serves as Executive Vice President–Financial Services and Insurance for Keane Consulting. From February 2006 to September 2007, he was the Senior Vice President and Chief Information Officer of United Rentals, Inc. Mr. Milde previously served as the Senior General Manager, Chief Information Officer for Sony Electronics, Inc., from January 2002 to January 2006, where he was responsible for all facets of information technology, supply chain and software related ventures across the United States. Prior thereto, Mr. Milde served as the Senior Vice President, Chief Information Officer for The Pepsi Bottling Group from 1999 to February 2002. He received a B.A. in Economics and Finance from St. Lawrence University in 1982 and an M.B.A. from Clarkson University in 1984. He currently serves on the Clarkson University Board of Trustees. Mr. Milde’s qualifications to serve on the Board of Directors include his significant corporate experience in senior leadership roles at a broad range of companies and his significant knowledge and understanding of matters related to information technology, an important area for the Company and its businesses.

Christopher C. Quick (53), Director of the Company, has served on the Board since January 2009. Mr. Quick is the former CEO of Banc of America Specialist, Inc., a wholly-owned subsidiary of Bank of America Corporation and member firm of the NYSE. He is also a past Vice Chairman of Global Wealth and Investment Management with Bank of America. Mr. Quick has spent his entire career in the specialist business and was instrumental in various mergers and acquisitions as the industry underwent a period of consolidation. From 1982 to 2004, he served as Chairman and Chief Executive Officer of Q&R Specialist, JJC Specialist and Fleet Specialists where he remained following the firm’s acquisition by Bank of America Corporation. He is a member of the Board of Directors of The Alfred E. Smith Memorial Foundation Inc. and on the Board of Trustees for The Boys Club of New York, Catholic Relief Services, Fairfield University and Mutual of America.

He is also a former member of the NYSE Board of Directors. Mr. Quick received a B.S. in Finance from Fairfield University in 1979. Mr. Quick’s qualifications to serve on the Board of Directors include his significant experience in the financial services and securities industries, including in the specialist business, in senior leadership roles and his substantial experience with post-merger and acquisition integration matters.

Laurie M. Shahon (59), Director of the Company, has served on the Board since July 2006. Ms. Shahon is the President of Wilton Capital Group, a private direct investment firm she founded in 1994 that makes principal investments in later-stage ventures and medium-sized buyouts. She previously held investment banking positions with Morgan Stanley and Salomon Brothers. Ms. Shahon received an A.B. in English and Political Science from Wellesley College in 1974 and an M.B.A. from Columbia University in 1976. She is a former Adjunct Professor of Finance at Columbia Business School. Ms. Shahon has served on the boards of several public companies over the past 20 years, including The Bombay Company, Inc., Eddie Bauer Holdings, Inc. and Kitty Hawk, Inc. over the past five years. Ms. Shahon’s qualifications to serve on the Board of Directors include her significant experience in the financial services and securities industries; her experience as the founder of a private direct investment firm; and her experience as a director of other publicly traded companies.

Board of Directors and its Committees

During 2010, the Board of Directors met eleven (11) times and took action by unanimous written consent on six (6) other occasions. The Company’s independent Directors also met at regularly scheduled executive sessions on at least a quarterly basis. Mr. Bolster serves as the Company’s Lead Director. In September 2010, Gary R. Griffith, a long-time Director of the Company, passed away and the size of the Board was subsequently reduced to seven (7) members.

The Company had, as standing committees in 2010, a Finance and Audit Committee, a Compensation Committee, a 162(m) Committee (such committee was dissolved in March 2010), and a Nominating and Corporate Governance Committee. The committee membership and meetings during the last fiscal year and the function of each of the standing committees are described below. As an executive officer of the Company, Mr. Joyce does not serve as a member of any Board committees. All Directors attended at least 80% of the Board’s meetings and 90% of the meetings of any committees of the Board of Directors of which they were members in 2010. Although the Company does not have a formal policy requiring Director attendance at the Company’s Annual Meeting of Stockholders, all of our Directors attended the 2010 Annual Meeting of Stockholders.

Name of Director	Finance and Audit(1)	Compensation	162(m)(2)	Nominating and Corporate Governance
Non-Employee Directors:
William L. Bolster (3)	Member	Member	Member	Chairperson
James W. Lewis (4)	Member	—	—	Member
Thomas C. Lockburner	Chairperson	—	Member	Member
James T. Milde	—	Member	—	Member
Christopher C. Quick (5)	—	Member	—	Member
Laurie M. Shahon (6)	—	Chairperson	—	Member
Number of Meetings in 2010	13	15	1	2

(1)	Mr. Griffith served on the Finance and Audit Committee until his passing on September 9, 2010. The size of the Finance and Audit Committee was subsequently reduced to three (3) members.
(2)	The Company’s 162(m) Committee was dissolved on March 22, 2010. The Compensation Committee assumed these duties following the date of dissolution.
(3)	Mr. Bolster served as Chairperson of the Compensation Committee until July 8, 2010.
(4)	Mr. Lewis became a member of the Finance and Audit Committee on July 8, 2010.
(5)	Mr. Quick became a member of the Compensation Committee on July 8, 2010.
(6)	Ms. Shahon served on the Finance and Audit Committee until July 8, 2010. Additionally, Ms. Shahon was named Chairperson of the Compensation Committee on such date.

Finance and Audit Committee

The current members of the Finance and Audit Committee are Messrs. Lockburner, Bolster and Lewis, each of whom is independent within the meaning of the NYSE director independence standards, as currently in effect, and each of whom satisfied the NYSE financial literacy requirements. Mr. Lockburner serves as the Chairman of the Finance and Audit Committee. Mr. Lewis became a member of the Finance and Audit Committee on July 8, 2010. In September 2010, Mr. Griffith, who was a member of the Finance and Audit Committee, passed away and the size of the Finance and Audit Committee was subsequently reduced to three (3) members. The Board of Directors has determined in its business judgment that each member is in compliance with the independence, experience and financial literacy requirements set forth by the NYSE, The Sarbanes-Oxley Act of 2002 and rules adopted by the SEC pursuant to The Sarbanes-Oxley Act of 2002, as currently in effect. The Board of Directors has also determined in its business judgment that Mr. Lockburner is an “audit committee financial expert” as defined under SEC rules. The SEC provides that an “audit committee financial expert” does not have additional duties, obligations or liabilities and is not considered an expert under the Securities Act of 1933, as amended.

The Finance and Audit Committee held thirteen (13) meetings during 2010 and took action by unanimous written consent on two (2) other occasions. The Finance and Audit Committee operates under a written charter, which was most recently amended by the Board of Directors on May 25, 2010, a current copy of which is available through the Knight corporate web site at www.knight.com in the “Corporate Governance” section of “Investor Relations”. The Finance and Audit Committee of the Board of Directors assists the Company’s Board of Directors in fulfilling its oversight of: (1) the integrity of the financial statements and its risk and control environment; (2) the qualification of, and relationship with, the independent registered public accounting firm; (3) the Company’s internal audit function; (4) compliance with applicable legal and regulatory requirements; and (5) compliance with the Company’s Code of Business Conduct and Ethics. The Finance and Audit Committee also (A) reviews and makes recommendations to the Board regarding: (i) all proposed material capital formation plans, including planned issuances of equity securities and debt instruments, and stock repurchase programs; and (ii) certain acquisitions, investments, new business ventures, and divestitures by the Company; and (B) annually reviews and approves the Company’s treasury investment policy outlining the general investment objectives of the Company and the specific instruments for which investments are permitted. The Finance and Audit Committee Report is included herein on page 37.

Compensation Committee

The current members of the Compensation Committee are Ms. Shahon and Messrs. Bolster, Milde and Quick, each of whom is independent within the meaning of the NYSE’s independence standards, as currently in effect. Mr. Bolster served as Chairperson of the Compensation Committee until July 8, 2010, when Ms. Shahon was named the Chairperson of the Compensation Committee. The Compensation Committee is governed by a written charter, which was most recently amended by the Board of Directors on April 1, 2011, a current copy of which is available on our corporate website at www.knight.com in the “Corporate Governance” section of “Investor Relations”. The Compensation Committee has delegated to Mr. Joyce the ability to make limited equity grants to new hires or employees, for promotions or retention purposes, who are not executive officers.

The Compensation Committee has responsibility for approving and evaluating executive officer compensation, incentive compensation and equity-based plans, policies and programs of the Company and its subsidiaries. The Compensation Committee also evaluates the performance of the Company’s Chief Executive Officer, and, based on such evaluation, reviews and approves his annual salary, cash incentive bonus and long-term equity incentive bonus. The Compensation Committee is also responsible for producing an annual report on executive compensation and assisting management in the preparation of a compensation discussion and analysis. See “Executive Compensation” herein starting on page 13.

The Compensation Committee may retain and/or terminate outside compensation consulting firms to assist in the evaluation of executive officer compensation. The Compensation Committee also has the authority to obtain advice and assistance from internal or external legal, accounting, and other advisors. The Compensation Committee’s use of compensation consultants is described under “Compensation Discussion and Analysis” herein on page 13.

Additionally, as of March 22, 2010, the Compensation Committee assumed the duties previously handled by the 162(m) Committee. In such capacity, the Compensation Committee provided assistance to the Board of Directors in 2010 by setting performance-based compensation criteria for the Company’s Chief Executive Officer and other key executives, certifying the results of such performance at the end of the annual performance period (in January 2011) and awarding the resulting performance-based compensation to such key executives. The Compensation Committee also was responsible for making restricted stock unit grants to such key executives resulting from such performance-based compensation.

During 2010, the Compensation Committee held fifteen (15) meetings and took action by unanimous written consent on three (3) other occasions. The Compensation Committee Report on Executive Compensation is included herein on page 19.

162(m) Committee

Until March 22, 2010, the Company also had a separate 162(m) Committee of which Messrs. Bolster and Lockburner, each of whom was an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code, were members. On March 22, 2010, the Board dissolved the 162(m) Committee (which occurred prior to the establishment of 2010 performance-based compensation criteria for the Company’s Chief Executive Officer and other key executives) and the Compensation Committee assumed these duties following such date of dissolution, as each Compensation Committee member is considered an “outside director”. The 162(m) Committee held one (1) meeting in 2010 and took action by unanimous written consent on one (1) other occasion.

Nominating and Corporate Governance Committee

The current members of the Nominating and Corporate Governance Committee (“NCGC”) are Messrs. Bolster, Lewis, Lockburner, Milde and Quick and Ms. Shahon. Mr. Bolster is the Chairman of the NCGC. Each member of our NCGC is independent within the meaning of the NYSE’s independence standards, as currently in effect. The NCGC is governed by a written charter, which was most recently amended by the Board of Directors on May 25, 2010, a current copy of which is available on our corporate website at www.knight.com in the “Corporate Governance” section of “Investor Relations.” A primary function of the NCGC is to identify and recommend to the Board individuals qualified to serve as Directors of the Company, consistent with the criteria included in the charter of the NCGC and our Corporate Governance Guidelines. The NCGC also considers nominee recommendations from stockholders of the Company. In connection with the identification and recommendation of nominees, the NCGC reviews the skills, backgrounds and experiences of Board members, as well as the composition of the Board as a whole, with a view toward constituting a Board that has the best skill set, background and experience to oversee the Company’s business. As stated in the Company’s Corporate Governance Guidelines, this assessment includes a consideration of independence and diversity of age, professional experience (including skills and industry background), gender, ethnic background and country of citizenship, as well as the ability of current and prospective directors to devote sufficient time to performing their duties in an effective manner. Other functions of the NCGC include: (i) recommending the size of, and Directors to serve on, committees of the Board; (ii) advising the Board with respect to matters of Board composition and procedures; (iii) developing and recommending to the Board a set of corporate governance principles applicable to the Company and overseeing corporate governance matters generally; and (iv) overseeing the annual evaluation of the Board and the Company’s management. The NCGC held two (2) meetings in 2010 and took action by unanimous written consent on two (2) other occasions.

CORPORATE GOVERNANCE

As more fully described above, the Company has a Nominating and Corporate Governance Committee (the “NCGC”). All of the members of the Board, other than Mr. Joyce, serve on the NCGC, and each is an independent Director under the NYSE’s listing standards, as currently in effect. The NCGC held two (2) meetings in 2010 and took action by unanimous written consent on two (2) other occasions.

The NCGC is governed by a written charter, a current copy of which is available on our corporate website at www.knight.com in the “Corporate Governance” section of “Investor Relations”. The Board has also adopted a set of written Corporate Governance Guidelines recommended by the NCGC, which is also available on our corporate website.

Board Leadership Structure

The Board currently combines the positions of Chairman of the Board and Chief Executive Officer. The Board of Directors believes that Mr. Joyce’s service as both Chairman of the Board of Directors and Chief Executive Officer enhances the effectiveness of the Board and is in the best interest of the Company and its stockholders at this time. Because of his position, Mr. Joyce possesses detailed and in-depth knowledge of the issues, opportunities and challenges facing the Company and its businesses and is therefore well-positioned to develop agendas that ensure that the Board’s time and attention are focused on the most critical matters. His combined role enables decisive leadership and decision-making, ensures clear accountability, and enhances the Company’s ability to communicate its message and strategy clearly and consistently to the Company’s stockholders, employees, customers and suppliers, particularly during times of turbulent economic and industry conditions.

Each of the Directors other than Mr. Joyce is independent, and the Board believes that the independent Directors provide effective oversight of management, including through the Committees of the Board of Directors described herein. Moreover, in addition to feedback provided during the course of Board meetings, the independent Directors have regular executive sessions. The Lead Director, currently Mr. Bolster, also plays an important role in the Company’s corporate governance structure. The Lead Director’s responsibilities include: presiding at meetings of the Board of Directors at which the Chairman is not present, including executive sessions of the independent Directors; serving as liaison between the Chairman and the independent Directors; convening meetings of the independent Directors; consulting with the Chairman on matters relating to Board performance and corporate governance; providing the Chairman with input regarding agenda items for Board and Committee meetings; and coordinating with the Chairman regarding information to be provided to the independent Directors in performing their duties. The Board of Directors believes that the role of the independent Directors and Lead Director combined with the Company’s overall corporate governance policies and practices appropriately and effectively complement the combined Chairman of the Board/Chief Executive Officer structure. The Board evaluates this structure periodically, including the appointment of the Lead Director.

Board Risk Oversight

Management has a process embedded throughout the Company to identify, analyze, manage and report on all significant risks facing the Company. In performance of risk oversight, the Board and its committees receive reports and regularly meet with the Company’s Chief Executive Officer and other senior managers on significant risks facing the Company, including enterprise, financial, operational, legal, regulatory and strategic risks. The independent Board members also discuss the Company’s significant risks when they meet in executive session without management.

In addition to oversight of enterprise and strategic risk by the Board of Directors, each of the Board committees reviews with management significant risks related to the committee’s area of responsibility and reports to the Board on such risks, which include:

•	The Compensation Committee’s review of risks related to Company-wide compensation and management resources;

•

The Finance and Audit Committee’s review of risks relating to the financial statements and financial reporting processes, as well as key credit risks, liquidity risks, market risks, compliance and risks arising from related person transactions, and the guidelines, policies and processes for monitoring and managing those risks; and

•	The Nominating and Corporate Governance Committee’s review of risks related to the Company’s governance structure and processes and succession planning.

Identification and Evaluation of Director Candidates

The NCGC believes that the minimum qualifications for serving as a director are that a nominee demonstrate, by significant accomplishment in his or her field, an ability to make a meaningful contribution to the Board’s oversight of the business and affairs of the Company and for the nominee to have an impeccable record and reputation for honest and ethical conduct in both his or her professional and personal activities. In this regard, the NCGC examines a candidate’s specific experiences and skills, time availability in light of other commitments, potential conflicts of interest and independence from management and the Company. Annex A to our Nominating and Corporate Governance Committee Charter lists criteria for nomination to our Board. Also, our Corporate Governance Guidelines list specific qualification rules for all of our Board members and nominees.

The NCGC identifies potential nominees by asking current Directors and executive officers to notify the NCGC if they become aware of persons meeting the criteria described above. The NCGC also, from time to time, engages firms that specialize in identifying director candidates. As described below, the Committee will also consider candidates recommended by stockholders.

Once a person has been identified by the NCGC as a potential candidate, the NCGC may collect and review publicly available information regarding the person to assess whether the person should be considered further. If the NCGC determines that the candidate warrants further consideration, the NCGC contacts the person. Generally, if the person expresses a willingness to be considered and to serve on the Board, the NCGC requests information from the candidate, reviews the person’s accomplishments and qualifications, conducts due diligence, including background checks, and conducts one or more interviews with the candidate. The NCGC members may also contact one or more references provided by the candidate or may contact other members of the business community or other persons who may have greater first-hand knowledge of the candidate’s accomplishments and qualifications. All information regarding the candidate is then provided to the NCGC for review and consideration. The NCGC’s evaluation process does not vary based on whether or not a candidate is recommended by a stockholder.

Stockholder Recommendations for Director Nominees

The NCGC will consider director candidates recommended by stockholders for nomination to the Board. In considering candidates submitted by stockholders, the NCGC will take into consideration the needs of the Board and the qualifications of the candidate. Stockholders may make recommendations at any time, but recommendations for consideration as nominees at the annual meeting of stockholders must be received not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding Annual Meeting of Stockholders. In fiscal 2010, there were no director candidates submitted by stockholders. To have a candidate considered by the NCGC, a stockholder must submit the recommendation in writing and must include the following information (as more fully described in the Company’s Amended and Restated By-Laws): (a) as to the stockholder (i) the name of the stockholder and evidence of the person’s ownership of Common Stock, including the number of shares owned, (ii) a brief description of all arrangements or understandings between such stockholder and each proposed nominee, (iii) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice, and (iv) any other information relating to such person that would be required pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and (b) as to each proposed nominee (i) the age, business address and residence of the proposed nominee, (ii) the principal occupation or employment of the proposed nominee, (iii) the number of shares owned by the proposed nominee, if any, (iv) the proposed nominee’s consent to be named as a Director if selected by the NCGC and nominated by the Board, and (v) any other information relating to such proposed nominee that would be required pursuant to Section 14 of the Exchange Act. The stockholder recommendation, and accompanying information described above, must be sent to the Corporate Secretary at Knight Capital Group, Inc., 545 Washington Boulevard, Jersey City, New Jersey 07310.

Corporate Governance Guidelines

The NCGC is responsible for overseeing the Corporate Governance Guidelines and reporting and making recommendations to the Board concerning governance matters. Among other matters, the Corporate Governance Guidelines include the following items concerning the Board of Directors: (i) independent Directors will comprise a majority of the Board; (ii) disqualifying factors preventing a Board candidate or Director from serving or continuing to serve on the Board, absent a waiver by a majority of the Board; and (iii) qualifications for non-employee and employee Board members.

Stockholder Communications

The Board has established a process to receive communications from stockholders. Stockholders may contact any member (or all members) of the Board, any Board committee or any chair of any such committee by mail. To communicate with the Board of Directors, any individual or group of Directors or Board committee members, correspondence should be addressed to the Board of Directors or any such individual Directors or group or Board committee members by either name or title. All such correspondence should be sent to the Corporate Secretary at Knight Capital Group, Inc., 545 Washington Boulevard, Jersey City, New Jersey 07310. To communicate with any of our Directors electronically, stockholders may send an electronic message to boardofdirectors@knight.com.

All communications received as set forth in the preceding paragraph will be opened by our General Counsel for the sole purpose of determining whether the contents represent a message to our Directors. Any contents that are not in the nature of advertising, promotions of a product or service, or patently offensive material will be forwarded promptly to the addressee. In the case of communications to the Board or any group of Directors or Board committee members, our General Counsel will make sufficient copies of the contents to send to each Director who is a member of the group or committee to which the envelope or e-mail is addressed.

Executive Officers

Executive officers serve at the discretion of the Board of Directors. The following table sets forth certain information concerning the executive officers of the Company as of April 1, 2011 (none of whom has a family relationship with another executive officer):

Name	Age	Position
Thomas M. Joyce	56	Chairman of the Board and Chief Executive Officer
Gregory C. Voetsch.	49	Executive Vice President, Head of Global Equities
Steven J. Sadoff	47	Executive Vice President, Global Head of Operations, Services & Technology
Steven Bisgay	44	Senior Managing Director, Chief Financial Officer
Leonard J. Amoruso	45	Senior Managing Director, General Counsel

For selected biographical information with respect to Mr. Joyce, please see “Nominees For Election as Directors” beginning on page 4. Selected biographical information with respect to the other executive officers is set forth below.

Gregory C. Voetsch (49), Executive Vice President, Head of Global Equities of the Company, has more than 25 years of experience in the securities industry. Mr. Voetsch has been with the Company since September 2002 and was the Head of the Company’s Institutional Client Group until January 2010. Prior to joining the Company, Mr. Voetsch was a Managing Director and Head of NASDAQ Sales Trading at Salomon Smith Barney, Inc. since 1997. He was also Co-Head of U.S. Sales Trading from 1999 to 2001. Previously, he was a NASDAQ Sales Trader at Salomon Smith Barney. Mr. Voetsch also spent ten years at Jefferies & Co. as an Equities Sales Trader.

Steven J. Sadoff (47), Executive Vice President, Global Head of Operations, Services & Technology, oversees the Operations, Service and Technology Group which handles the operations, facilities, infrastructure, electronic services and technology functions throughout the Company’s global locations. Mr. Sadoff has been with the Company since April 2002 and was named Executive Vice President in January 2009. Prior to joining the Company, Mr. Sadoff was the Chief Information Officer for BondBook, responsible for global oversight, strategy, purchasing and implementation of technology. From 1995 until 2000, he was with Merrill Lynch & Co. where for the last two years, he was a director responsible for technology for the Global Liquidity and Credit businesses, in addition to leading e-commerce initiatives. For the first three years he was with Merrill Lynch Japan, responsible for front office technology and infrastructure. From 1990 to 1995, Mr. Sadoff was with Lehman Brothers, most recently as a Vice President. Mr. Sadoff serves on the advisory board for Corvil Ltd., on the Technology/Operations Customer Advisory Board for Thomson Reuters, as a board member of Pico Quantitative Trading LLC, and as a member of the SIFMA Operations & Technology Steering Committee. Mr. Sadoff holds a B.S. in Computer Science, an M.S. in Electrical Engineering, and a D.Sc. in Computer Science, all from Washington University in St. Louis.

Steven Bisgay (44), Senior Managing Director, Chief Financial Officer of the Company, has more than 20 years of experience in the securities and financial services industries. Mr. Bisgay has been Chief Financial Officer of the Company since August 2007. Prior to his appointment, Mr. Bisgay was the Managing Director, Business Development for the Company since November 2005. Previously, Mr. Bisgay was the Group Controller for the Company since June 2003 and the Director of Internal Audit for the Company since June 2001. Mr. Bisgay is a certified public accountant and was employed in the Financial Services Industry Practice at the accounting firm of PricewaterhouseCoopers LLP from 1989 to 2001, most recently as a Senior Manager. Mr. Bisgay served on the Board of Managers of Direct Edge Holdings LLC from July 2007 to December 2008. He currently is on the Board of the Financial Management Society of SIFMA. Mr. Bisgay received a B.S. in Accounting from Binghamton University in 1989 and an M.B.A. from Columbia University in 2000.

Leonard J. Amoruso (45), Senior Managing Director, General Counsel, oversees all legal, compliance, regulatory and market structure matters for the Company. Mr. Amoruso has been General Counsel of the Company since May 2007. Prior to his appointment, Mr. Amoruso was the Senior Managing Director and Chief Compliance Officer of the Company since June 2003. From October 1999 to June 2003, Mr. Amoruso served as Chief Compliance Officer and Assistant General Counsel of the Company’s wholly-owned subsidiary, Knight Securities, L.P (now operating as Knight Capital Americas, L.P.). Prior to joining the Company, Mr. Amoruso spent a decade with FINRA’s District 10 office in New York, most recently as Deputy Director. Mr. Amoruso serves on numerous industry committees and is a frequent speaker at industry conferences. He also currently serves on the Board of Managers of Direct Edge Holdings LLC, the Board of Directors of EDGEA Exchange, Inc. and the Board of Directors of EDGEX Exchange, Inc. Mr. Amoruso received a B.B.A. in Banking, Finance and Investments from Hofstra University in 1986 and a J.D. from Hofstra University School of Law in 1989.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis explains aspects of our executive compensation program for our named executive officers. For 2010, our “Named Executive Officers” and their titles were as follows:

•	Thomas M. Joyce, Chairman of the Board and Chief Executive Officer;

•	Gregory C. Voetsch, Executive Vice President, Head of Global Equities;

•	Steven J. Sadoff, Executive Vice President, Global Head of Operations, Services & Technology;

•	Steven Bisgay, Senior Managing Director, Chief Financial Officer;

•	Leonard J. Amoruso, Senior Managing Director, General Counsel; and

•	Gary Katcher, former Executive Vice President, Head of Global Fixed Income.

The Company’s executive compensation program is designed to retain, motivate, reward and recruit the talent needed to achieve growth and long-term success. Accordingly, in designing the executive compensation program, we focused on the following objectives: (i) providing competitive compensation and benefits; (ii) providing balanced incentives for achieving short-term and long-term business goals and objectives; and (iii) aligning long-term economic interests of our executives with stockholders’ interests.

Compensation Approval Process

The Compensation Committee of the Board of Directors (the “Compensation Committee”) is responsible for approving and evaluating the executive compensation program. The Compensation Committee has retained an independent consulting firm, Deloitte Consulting LLP (“Deloitte”), with respect to executive compensation matters. Deloitte reports to and acts at the sole direction of the Compensation Committee. The retention and, where appropriate, termination of Deloitte are at the Compensation Committee’s sole discretion, and such decisions are made without the participation of any officer or other member of the Company’s management. Although the Company pays Deloitte’s compensation, the Compensation Committee, in its sole discretion, approves the fees to Deloitte and any other terms related to Deloitte’s engagement. In the last five years, Deloitte has not performed, and does not currently provide, any services to management or the Company.

To determine competitive market compensation for our Named Executive Officers and other members of executive management, the Compensation Committee, in December 2010, considered comparative market data provided by Deloitte along with data provided by the independent compensation consultant retained by the Company, Towers Watson. Towers Watson reports to, and acts at the sole direction of, the Company’s management. The Company’s management approves the fees to Towers Watson and any other terms related to Towers Watson’s engagement. Except for work performed prior to 2009 by Watson Wyatt (a predecessor to Towers Watson) on behalf of the Board related to director compensation, Towers Watson has not performed, and does not currently provide, any direct services to the Compensation Committee. Using publicly available information contained in proxy statements related to the 2009 performance year, the consultants provided a comparative analysis of the compensation of named executive officers at other public financial services companies. In addition, the consultants used their proprietary databases to compare non-public compensation information related to the 2009 performance year for individuals having similar roles at leading global competitors, or divisions or subsidiaries within such global companies, as applicable. For the public company comparisons, for 2010, the peer group consisted of: Interactive Brokers Group, Inc.; Investment Technology Group, Inc.; Jefferies Group, Inc.; NASDAQ OMX Group, Inc.; and NYSE Euronext. For the non-public information comparisons, for 2010, the comparative group consisted of: Bank of America Corporation; Barclays Capital; Citigroup Inc.; Credit Suisse Group; Deutsche Bank Group; The Goldman Sachs Group, Inc.; HSBC Bank plc; JPMorgan Chase & Co.; Morgan Stanley; and UBS AG. The peer group and the comparative group remained the same as the groups in 2009 with the exception that HSBC Bank plc was added to the comparative group. The Company generally strives for the pay levels of its Named Executive Officers to be at approximately the 75th percentile of compensation for the named executive officers at other peer financial services companies and individuals having similar roles at leading large global competitors, or divisions or subsidiaries within such global companies, as applicable, who are not deemed named executive officers. As further described herein, this data is one of the factors used to establish competitive compensation levels for each Named Executive Officer and other members of executive management.

Our Compensation Committee (as of 2010 and going forward) sets incentive compensation for our Named Executive Officers in accordance with the terms of our 2009 Executive Incentive Plan (“EIP”), which is our stockholder-approved plan in which each of our Named Executive Officers and other executive officers subject to Section 16 of the Exchange Act participates so that the cash and equity-based awards paid to our Named Executive Officers are not subject to the $1 million limit on deductible pay to Named Executive Officers pursuant to Section 162(m) of the Internal Revenue Code (“Section 162(m)”). During the first quarter of each fiscal year, the Compensation Committee establishes annual performance criteria for each Named Executive Officer, including the Chief Executive Officer, and determines the formula to be used for calculation of each Named Executive Officer’s maximum incentive compensation payout pursuant to Section 162(m). For 2010, such criteria were based on the Company’s consolidated 2010 pre-tax operating income. The Company’s achievement of the Section 162(m) performance criteria does not ensure that the maximum award will be payable to a Named Executive Officer because the Compensation Committee retains “negative discretion” to reduce the award based upon a variety of factors, including, but not limited to, the assessment of an individual’s performance and the attainment of other Company performance objectives. The Compensation Committee may use any objectives and guidelines it deems appropriate in exercising “negative discretion” and also receives substantial input from the Chief Executive Officer regarding the amount to be paid to the other Named Executive Officers.

At the end of the performance period, the Compensation Committee certifies that the pre-established Section 162(m) performance criteria were met and determines the maximum payout permitted based on the actual level of achievement versus the performance criteria. Prior to determining incentive compensation for each of the Named Executive Officers other than the Chief Executive Officer, the Chief Executive Officer reviews with the Compensation Committee a variety of factors, including: (i) the Company’s performance for the fiscal year, including its compensation to revenue ratio; (ii) the executive officer’s contribution to the Company’s performance, partly taking into account the executive officer’s attainment of broad performance objectives; (iii) a comparison with pay levels of comparable positions in the marketplace; and (iv) market conditions. If it agrees with the recommendation of the Chief Executive Officer, the Compensation Committee approves such incentive compensation amounts (which may in no event exceed the maximum payouts derived from the Section 162(m) formula established by the Compensation Committee, although the Company retains the right to pay its executives, including participants in the EIP, additional amounts outside of the EIP).

Compensation Components

The Company’s executive officer compensation program generally consists of three key elements: base salary, annual cash incentive compensation and long-term equity-based awards. Consistent with market practices in the financial services industry, most of the compensation of each Named Executive Officer consists of incentive compensation. Incentive compensation consists of annual cash incentives and long-term equity incentives. Allocation of the Chief Executive Officer’s compensation between annual cash and long-term equity incentives is determined by the Compensation Committee or by contractual agreement. The Chief Executive Officer determines this allocation for the other Named Executive Officers and other members of executive management. Generally, the Company’s executive compensation programs are designed so that executives will receive a mix of annual cash incentives (generally representing approximately 60% of total incentive compensation) and long-term equity incentives (generally representing approximately 40% of total incentive compensation), each of which is described below.

Salaries

In general, salaries are intended to make up the smallest portion of overall executive compensation. Base salaries of executive officers are fixed at the beginning of each year and typically are not changed during the year except for promotions, changes in responsibility or changes in industry practice. Base salaries are reviewed annually by the Compensation Committee and adjusted from time to time to realign salaries with market levels, individual performance and industry practice. The Compensation Committee also considers salaries relative to those of others within the Company and may, on occasion, make adjustments to salaries or other elements of total compensation, such as annual and long-term incentive opportunities, where a failure to make such an adjustment would result in a compensation imbalance that the Compensation Committee deems inappropriate and may also result in a retention risk. None of the Named Executive Officers received an increase in base salary in 2010 because the current mix of salary and incentive compensation was deemed to be in line with market and competitive practices.

Performance-Based Annual Awards

Each of our Named Executive Officers participates in the EIP, which provides for annual incentive compensation based on the achievement of performance goals and objectives and which is designed to: (1) advance the interests of the Company and its stockholders by providing incentives in the form of periodic bonus awards to certain key employees who contribute significantly to strategic and performance objectives, and the growth, of the Company; and (2) further align the interests of the Company’s key employees with the interests of the stockholders because payments of bonus awards under the EIP are based on Company, division and/or subsidiary performance criteria. With respect to each Named Executive Officer, baseline Section 162(m) performance goals are set by the Compensation Committee. As to Named Executive Officers other than the Chief Executive Officer, additional broad performance objectives are established by the Chief Executive Officer in consultation with the Compensation Committee and are one of the factors used to reduce the maximum award determined by the achievement of the baseline Section 162(m) performance objectives. The particular performance goals or objectives reflect those measures which the Company views as key indicators of successful performance.

Mr. Joyce’s 2010 annual incentive opportunity was conditioned upon the achievement of certain consolidated pre-tax operating income targets of the Company, as set by the Compensation Committee in March 2010 and in accordance with the bonus opportunity formula agreed to in March 2009 between Mr. Joyce and the Compensation Committee as an amendment to his employment agreement covering the years 2009 through 2012. The pre-tax operating income targets for Mr. Joyce were as follows: (i) pre-tax operating income less than $0, no incentive bonus or (ii) pre-tax operating income in excess of $0, incentive bonus equal to the greater of: (a) 3% of the first $350 million of pre-tax operating income plus 1.5% of pre-tax operating income in excess of $350 million, and (b) $3 million. In determining pre-tax operating income targets for a performance year, the Compensation Committee may exclude non-operating and extraordinary items, if any. In January 2011, solely for purposes of determining Mr. Joyce’s incentive compensation payout for 2010, the Compensation Committee approved and certified management’s calculation of the Company’s 2010 pre-tax operating income of $149.97 million, which did not exclude any non-operating or extraordinary items, and applied such pre-tax operating income to the targets established for Mr. Joyce to determine his 2010 annual incentive compensation of $4,498,983. Such amounts were awarded as a mix of cash (60%) and restricted stock units (representing the right to receive shares of Common Stock upon each vesting date) (“RSUs”) (40%). Such RSUs will vest in three equal installments on each anniversary of the date of grant.

With respect to the other Named Executive Officers, in addition to the Section 162(m) pre-tax income goals established by the Compensation Committee, Mr. Joyce is actively involved, in consultation with the Compensation Committee, in the determination of broad performance objectives for them. Mr. Joyce meets with the Company’s executives to determine, and then set, broad performance objectives for the upcoming year based on the Company’s annual business plan and budget forecasts. The objectives chosen are a mix of qualitative and quantitative factors and often require subjective judgment to determine the level of achievement. Mr. Joyce reviews with the Compensation Committee these broad performance objectives and explains why these broad performance objectives were selected. At the end of the year, the Compensation Committee certifies that the Section 162(m) pre-tax income goals have been met and determines the maximum payout permitted based on the actual level of achievement of the pre-tax income goals. Mr. Joyce also informs the Compensation Committee as to his assessment regarding whether the broad performance objectives that were set have been met and the rationale for the proposed incentive compensation for such Named Executive Officers, which is based on a variety of factors (described below), including the attainment of the broad performance objectives. The overall incentive compensation for each executive is then recommended by Mr. Joyce to the Compensation Committee for approval.

For 2010, these broad performance objectives were:

a.	Achievement related to strategic business objectives, goals and initiatives;
b.	Overall performance of the business unit or discipline the Named Executive Officer oversees;
c.	Actual performance versus budget for the business unit overseen;
d.	Revenues for the business unit overseen;
e.	Pre-tax margins for the business unit overseen;
f.	Risk management;
g.	Achievement of compliance goals (regulatory, legal and financial);
h.	Customer satisfaction;
i.	Employee satisfaction;
j.	Expense management; and
k.	Management effectiveness.

For Messrs. Voetsch and Sadoff, all of the items noted above were applicable. For Messrs. Bisgay and Amoruso, items (a), (b), (f), (g), (h), (i), (j) and (k) were applicable. Generally there were no “target” or “threshold” levels of achievement established for most of these objectives. Each of the factors comprising the 2010 broad performance objectives was a factor considered in determining each executive’s compensation and none of the broad performance objectives were dispositive or individually weighted. Accordingly, each Named Executive Officer’s incentive compensation was determined using a balanced approach that considered, in the context of a competitive marketplace, a variety of factors, including: (i) the Company’s performance for the fiscal year, including its compensation to revenue ratio; (ii) the executive’s contribution to that performance, partly taking into account the executive’s attainment of the broad performance objectives; (iii) a comparison with pay levels of comparable positions in the marketplace; and (iv) market conditions. For 2010, actual compensation paid to Messrs. Voetsch, Sadoff, Bisgay and Amoruso was below the comparable pay levels the Company strived to reach (as noted in subsection (iii) above and on page 14 herein) primarily due to the Company’s performance for the year, the executive’s contribution to that performance and market conditions. Such 2010 incentive compensation was awarded as a mix of cash and RSUs in January 2011.

Long-Term Incentives

The Company believes that the most effective means to encourage long-term performance by our executive officers is to create an ownership culture. This philosophy is implemented through the granting of equity-based awards that vest based on continued employment. For the past few years, equity based awards that vest based on continued employment have consisted of RSUs, restricted stock and/or stock options. The Company primarily uses RSUs and restricted stock awards as it believes they more accurately reflect the pattern of equity-based awards that prevail in its peer group and in the external market generally.

Annual grants of stock options, restricted stock and/or RSUs to our executive officers that are part of the executive’s annual incentive compensation are approved at a regularly scheduled meeting of the Compensation Committee held during January of each year and the grant date is the last business day of January, the same day equity-based awards are made to all other eligible Company employees as part of their annual incentive compensation. The Compensation Committee may also make occasional grants during the year to executives, current employees and new employees and has delegated to the Company’s Chief Executive Officer the authority, subject to certain established limitations and ratification by the Compensation Committee, to make limited equity grants to current and new employees, other than executive officers, of the Company. These grants are typically associated with retention, promotion, acquisitions and hiring. The exercise price for stock option grants is typically the average of the high and low price of a share of the Common Stock as quoted on the NYSE on the date preceding the date of grant.

2010 and 2009 Compensation Awards

In January 2011 and January 2010, based primarily on the factors described on page 14 herein, the Compensation Committee approved the following annual incentive awards to certain of the Named Executive Officers for their performance in fiscal years 2010 and 2009, respectively:

Name	Performance Year	Cash Award ($)	Value of RSU Awards ($)(1)	Options ($)	Total ($)
Thomas M. Joyce	2010	2,699,390	1,799,593	—	4,498,983
	2009	3,930,775	2,620,516	—	6,551,291

Gregory C. Voetsch	2010	2,520,000	1,980,000	—	4,500,000
	2009	2,685,000	1,790,000	—	4,475,000

Steven J. Sadoff	2010	1,512,000	1,188,000	—	2,700,000
	2009	1,560,000	1,040,000	100,000	2,700,000

Steven Bisgay	2010	1,259,000	991,000	—	2,250,000
	2009	1,170,000	780,000	—	1,950,000

Leonard J. Amoruso (2)	2010	1,008,000	942,000	—	1,950,000

(1)

The number of RSUs granted to each Named Executive Officer is determined by taking the value of the RSU award to the Named Executive Officer and dividing it by the average of the high and low price of a share of the Common Stock as quoted on the NYSE (for grants after May 25, 2010) or the NASDAQ Global Select Market (for grants prior to May 25, 2010) on the date preceding the date of grant.

(2)	Mr. Amoruso first became a Named Executive Officer because of his compensation in 2010 and, as such, only compensation information for the 2010 performance year is provided.

The value of awards in the above table differ from the value of awards disclosed in the Summary Compensation Table, as the Summary Compensation Table, prepared in accordance with SEC regulations, reports the grant date fair value of equity awards that were granted at any time during each fiscal year computed in accordance with FASB ASC Topic 718. For 2010, the Summary Compensation Table reflects grants that were made in 2010 in respect of 2009 performance. The Summary Compensation Table does not reflect the value of the above RSU awards made by the Company to its Named Executive Officers in January 2011 as under current SEC regulations the fair value of such awards will instead be reported as 2011 compensation in next year’s Summary Compensation Table.

Employment Agreements

For many years, the Company has followed the practice of entering into a written employment agreement with its Chief Executive Officer. Consistent with this practice, the Company entered into a new employment agreement with Mr. Joyce in December 2008 (as subsequently amended, the “New Agreement”), under which Mr. Joyce continues to be employed by the Company as its Chief Executive Officer and continues to serve as Chairman of the Board. The New Agreement became effective as of December 31, 2008 and continues through December 31, 2012, unless terminated earlier. In negotiating the terms of the New Agreement, the Compensation

Committee considered Mr. Joyce’s experience, his performance with the Company since he became the Chief Executive Officer, his prior compensation, and, with assistance from Deloitte, its independent compensation consultant, the prevailing market practice with respect to CEO compensation. During 2010, Mr. Joyce was subject to the terms of his New Agreement. For a description of the New Agreement, see page 23.

In May 2008, in connection with the acquisition of Libertas Holdings LLC, the Company entered into a three-year employment agreement with Mr. Katcher (as subsequently amended as of December 31, 2009, the “Katcher Agreement”) under which Mr. Katcher was initially employed by the Company as Senior Managing Director, Head of Global Institutional Fixed Income, reporting to Mr. Joyce (effective January 8, 2010, Mr. Katcher was promoted to Executive Vice President, Head of Global Fixed Income). Mr. Katcher’s employment with the Company commenced on July 11, 2008. Effective July 31, 2010, Mr. Katcher’s employment with the Company terminated and he ceased serving in his executive role. Through his date of termination, Mr. Katcher was subject to the terms of the Katcher Agreement. For a description of the Katcher Agreement, see page 24.

No other Named Executive Officer of the Company has an employment agreement.

Perquisites and Other Benefits

Generally, the Company does not believe it is necessary for the attraction or retention of management talent to provide our executives with a substantial amount of compensation in the form of perquisites. Accordingly, we do not have a formal perquisite policy, although the Compensation Committee periodically reviews perquisites for our Named Executive Officers. In 2010, pursuant to the terms of the previously executed New Agreement, the Company provided Mr. Joyce with a vehicle and driver and/or a third party car service for commuting to and from the Company’s headquarters and reimbursed Mr. Joyce for the associated payment of taxes related to such perquisite. The Company also reimbursed Mr. Joyce for a golf club membership in 2010, which was used solely for business purposes, and paid for a gym membership. No material perquisites were provided to any of the other Named Executive Officers.

We also maintain employee benefit programs for our executives and other employees. Our Named Executive Officers generally participate in our employee health and welfare benefits on the same basis as all employees. In addition, to these generally available benefits, our Named Executive Officers are eligible to participate in nonqualified deferred compensation plans which are intended to provide a vehicle to defer compensation in excess of the amounts that are legally permitted to be deferred under the Company’s tax-qualified 401(k) savings plan and to provide a vehicle to defer annual cash bonus payments (subject to minimum and maximum deferral limitations).

Tax Deductibility under Section 162(m) and Accounting Considerations

Under Section 162(m), the Company may not be able to deduct certain forms of compensation in excess of $1 million paid to any of the Named Executive Officers (other than the Chief Financial Officer) that are employed by the Company at year-end. Compensation which is “performance-based” is not subject to this statutory maximum on deductibility. The Compensation Committee believes that it is generally in the Company’s best interests to satisfy the requirements for deductibility under Section 162(m). However, notwithstanding this general policy, the Compensation Committee also believes there may be circumstances in which the Company’s interests are best served by maintaining flexibility in the way compensation is provided, whether or not compensation is fully deductible under Section 162(m). In 2010, all amounts paid to the Named Executive Officers in excess of $1 million were deductible.

In making decisions about executive compensation, we also consider how various elements of compensation will affect our financial reporting, including, the impact of FASB Accounting Standards Codification Topic 718, “Compensation—Stock Compensation” for awards of equity instruments.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee, comprised of independent Directors, reviewed and discussed the above Compensation Discussion and Analysis (“CD&A”) with the Company’s management. Based on the review and its discussions, the Compensation Committee recommended to the Board of Directors that the CD&A be included in this Proxy Statement.

Compensation Committee
Laurie M. Shahon, Chairperson
William L. Bolster
James T. Milde
Christopher C. Quick

COMPENSATION OF THE NAMED EXECUTIVE OFFICERS

The following table sets forth information regarding compensation paid for the fiscal years ended December 31, 2010, 2009 and 2008, respectively, for the Company’s Chief Executive Officer, the Company’s Chief Financial Officer, the Company’s three other most highly paid executive officers and the Company’s former Executive Vice President, Head of Global Fixed Income (the “Named Executive Officers”):

Summary Compensation Table

For Fiscal Years Ended December 31, 2010, 2009 and 2008

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)(2)(3)	Option Awards ($)(2)(4)(5)	Non-Equity Incentive Plan Compensation ($)(6)	All Other Compensation ($)(7)	Total ($)
Thomas M. Joyce	2010	750,000	—	2,620,516	—	2,699,390	96,872	6,166,778
Chairman of the Board and Chief Executive Officer (8)(9)	2009 2008	750,000 750,000	— —	12,128,227 12,938,192	— —	3,930,775 7,067,312	94,079 106,884	16,903,081 20,862,388

Gregory C. Voetsch	2010	250,000	—	1,790,000	—	2,520,000	8,000	4,568,000
Executive Vice President, Head of Global Equities	2009 2008	250,000 250,000	— —	1,900,000 1,557,500	— —	2,685,000 2,850,000	8,000 8,000	4,843,000 4,665,500

Steven J. Sadoff	2010	250,000	—	1,040,000	100,000	1,512,000	8,000	2,910,000
Executive Vice President, Global Head of Operations, Services & Technology	2009(10) 2008(10)	250,000 250,000	— —	1,160,000 797,800	— —	1,560,000 1,590,000	8,000 8,000	2,978,000 1,848,000

Steven Bisgay	2010	250,000	—	780,000	—	1,259,000	8,000	2,297,000
Senior Managing Director, Chief Financial Officer	2009 2008	250,000 250,000	— —	604,500 250,208	— —	1,170,000 1,145,500	8,000 8,000	2,032,500 1,653,708

Leonard J. Amoruso	2010	250,000	—	523,500	100,000	1,008,000	8,000	1,889,500
Senior Managing Director, General Counsel	2009(10) 2008(10)	— —	— —	— —	— —	— —	— —	— —

Gary Katcher Former	2010	145,833	—	—	—	—	6,650,013	6,795,846
Executive Vice President, Head of Global Fixed Income (11)	2009 2008(10)	250,000 —	1,737,500 —	— —	— —	5,200,000 —	8,000 —	7,195,500 —

(1)

Represents the aggregate grant date fair value of restricted stock awards and/or RSUs, computed in accordance with FASB ASC Topic 718, disregarding for this purpose the estimate of forfeitures related to service-based vesting conditions.

(2)

Except as noted in Footnote (3) below, restricted shares, RSUs and options generally vest in equal installments on each of the first three anniversaries of the grant date, subject to acceleration upon a change in control.

(3)

Mr. Joyce’s 2008 award includes a December 31, 2008 grant of 500,000 RSUs with a grant date fair value of $7,685,000 that vests in equal installments on each of the first four anniversaries of the grant date. In addition, in 2008 and 2009 Mr. Joyce was issued RSUs that will generally vest when the Company’s per share price has closed at or above either $25 or $30 per share for ten consecutive trading days or 15 trading days during any 20-day trading period prior to December 31, 2012 (“$25 Market Shares” and “$30 Market Shares”, respectively). Mr. Joyce’s 2008 award includes a December 31, 2008 grant of 231,038 $25 Market Shares with a grant date fair value of $2,315,500. Mr. Joyce’s 2009 award includes a January 1, 2009 grant of 268,962 $25 Market Shares with a grant date fair value of $2,931,686 and 500,000 $30 Market Shares with a grant date fair value of $4,485,000. See Note 10 Stock-Based Compensation to the consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 for a summary of assumptions used in valuing the $25 Market Shares and $30 Market Shares.

(4)

Represents the aggregate grant date fair value of options, computed in accordance with FASB ASC Topic 718, disregarding for this purpose the estimate of forfeitures related to service-based vesting conditions.

(5)

See Note 10 Stock-Based Compensation to the consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 for a summary of the weighted-average assumptions used in valuing options granted to the Company’s employees (including its Named Executive Officers) during 2010.

(6)

Represents cash earned for fiscal years 2010, 2009 and 2008, respectively, by the Named Executive Officers under the Company’s EIP. Subject to voluntary deferrals, the amounts were paid in January 2011, 2010 and 2009, respectively. The Company sponsors several voluntary deferred compensation plans, under which certain senior employees can voluntarily elect to defer receipt of all or a portion of their cash bonus. Mr. Joyce elected to defer $353,366 of his cash award for 2008 which is included in the above table.

(7)	All other compensation includes an $8,000 matching contribution in the applicable year with respect to Named Executive Officer’s participation in the Company’s tax qualified 401(k) savings plan.
(8)

In addition to Footnote (7), all other compensation for Mr. Joyce in 2010, 2009 and 2008 consists of $58,368, $56,869 and $61,620, respectively, related to providing a vehicle and driver and/or a third party car service for Mr. Joyce’s commute to, and from, the Company’s headquarters, tax reimbursements of $30,024, $28,730 and $36,784, respectively, related to such perquisite and a Company paid gym membership of $480 in 2010, 2009 and 2008. The compensation value attributed to providing a vehicle and driver to Mr. Joyce equals the estimated incremental cost to the Company of the Company employed driver’s time relating to Mr. Joyce’s commute as well as the incremental cost to the Company of the additional operating expenses associated with the Company owned vehicle used for such commute. Also included in the compensation value is the actual cost to the Company of third party car services in cases where such car services are provided for Mr. Joyce’s commute. The amount of the tax reimbursement is the amount of compensation paid to Mr. Joyce to reimburse him for his tax liability on the value of this perquisite. All of the above items were contractually agreed to pursuant to the previously executed New Agreement.

(9)

The Company reimbursed Mr. Joyce for a golf club membership, which was used solely for business purposes, in 2010. Although Mr. Joyce is not restricted to using this membership solely for business purposes, during 2010 this membership was used solely for business purposes and therefore there was no incremental cost to the Company.

(10)

Mr. Sadoff was a Named Executive Officer in 2008 and, in accordance with SEC regulations, his compensation information for 2008, 2009 and 2010, respectively, is provided in the Summary Compensation Table. Mr. Amoruso first became a Named Executive Officer because of his compensation in 2010 and, in accordance with SEC regulations, only compensation information for 2010 is provided in the Summary Compensation Table. Mr. Katcher became a Named Executive Officer in 2009 and, in accordance with SEC regulations, compensation information for 2008 is not required.

(11)

Effective July 31, 2010, Mr. Katcher’s employment with the Company terminated. The amount reported in all other compensation for Mr. Katcher includes the payments and benefits Mr. Katcher received as a result of his termination of employment with the Company as described below, under the heading “Termination and Change in Control Agreements”.

The following table provides information on equity and non-equity awards granted in 2010 to each of the Company’s Named Executive Officers. There can be no assurance that all of the amounts disclosed below will vest because certain of the awards are subject to vesting conditions (performance based and/or service based).

Grants of Plan-Based Awards

For Fiscal Year Ended December 31, 2010

	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards Target (#)	All Other Stock Awards: Number of Shares of Stock or Units (#) (1)	All Other Option Awards: Number of Securities underlying Options (#)(1)	Exercise or Base Price of Option Awards ($/Sh) (2)	Grant Date Fair Value of Stock and Option Awards ($)(3)
Name		Threshold ($)	Target ($)	Maximum ($)
Thomas M. Joyce	1/1/2010	3,000,000	(4)	15,000,000	—	—	—	—	—
	1/31/2010	—	—	—	—	165,437	—	—	2,620,516

Gregory C. Voetsch	1/1/2010(5)	—	2,600,000	—	—	—	—	—	—
	1/31/2010	—	—	—	—	113,006	—	—	1,790,000

Steven J. Sadoff	1/1/2010(5)	—	1,600,000	—	—	—	—	—	—
	1/31/2010	—	—	—	—	65,657	—	—	1,040,000
	1/31/2010	—	—	—	—	—	20,534	15.84	100,000

Steven Bisgay	1/1/2010(5)	—	1,300,000	—	—	—	—	—	—
	1/31/2010	—	—	—	—	49,243	—	—	780,000

Leonard J. Amoruso	1/1/2010(5)	—	1,100,000	—	—	—	—	—	—
	1/31/2010	—	—	—	—	33,050	—	—	523,500
	1/31/2010	—	—	—	—	—	20,534	15.84	100,000

Gary Katcher	1/31/2010(6)	—	—	—	—	114,426	—	—	1,812,508

(1)

Represents restricted stock, RSU or option awards granted pursuant to the Historical Stock Plans during 2010 but which were considered to have been awarded with respect to the Named Executive Officer’s performance during 2009. These restricted stock, RSU and option awards generally vest in three equal installments on January 31, 2011, 2012 and 2013, respectively.

(2)

The exercise price for stock option grants is the average of the high and low price of a share of the Common Stock as quoted on the NYSE (for grants after May 25, 2010) or the NASDAQ Global Select Market (for grants prior to May 25, 2010) on the date preceding the date of grant.

(3)

As applicable, represents the aggregate grant date fair value of options, computed in accordance with FASB ASC Topic 718, disregarding for this purpose the estimate of forfeitures related to service-based vesting conditions. See Note 10 Stock-Based Compensation to the consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 for a summary of the assumptions used in valuing awards granted to the Company’s employees (including its Named Executive Officers) during 2010.

(4)

Mr. Joyce’s 2010 annual incentive opportunity was conditioned upon the achievement of certain consolidated pre-tax operating income targets of the Company as follows: (i) pre-tax operating income less than $0, no incentive bonus or (ii) pre-tax operating income in excess of $0, incentive bonus equal to the greater of (a) 3% of the first $350 million of pre-tax operating income plus 1.5% of pre-tax operating income in excess of $350 million, and (b) $3 million.

(5)

Target incentive awards were not established for 2010. In accordance with SEC disclosure rules, the amounts disclosed in this table are representative of estimated cash awards for these Named Executive Officers for 2010. Actual awards are disclosed in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table.

(6)

Pursuant to Mr. Katcher’s Separation Agreement with the Company, this award was forfeited and the Company paid Mr. Katcher the fair market value of such award as of July 30, 2010, using the average of the high and low sales price of the Common Stock as quoted on the NYSE on such date. The severance payments and benefits that Mr. Katcher received as a result of his termination of employment with the Company is set forth herein, under the heading “Termination and Change in Control Agreements”.

Employment Agreements with Named Executive Officers

Employment Agreement with Mr. Joyce

In December 2008, the Company entered into a new four-year employment agreement (as subsequently amended, the “New Agreement”) with Mr. Joyce under which Mr. Joyce will continue to be employed by the Company as its Chief Executive Officer and continue to serve as Chairman of the Board. The New Agreement became effective as of December 31, 2008 and continues through December 31, 2012, unless terminated earlier.

Pursuant to the terms of the New Agreement, Mr. Joyce will receive an annual base salary of $750,000. Mr. Joyce will also be eligible for an annual bonus based on the achievement of performance targets and other terms and conditions established by the Compensation Committee (the “Annual Bonus”). Prior to its amendment in March 2009, the New Agreement provided that for each of the 2009 and 2010 calendar years the Annual Bonus could be no greater than $10 million, and for each of the 2011 and 2012 calendar years the Annual Bonus could be no greater than $11 million. These caps were changed in March 2009 to reflect the $15 million cap under the Company’s 2009 Executive Incentive Plan and otherwise as part of the changes made to Mr. Joyce’s bonus opportunity formula for 2009 through 2012. The Annual Bonus will be payable sixty percent (60%) in cash and forty percent (40%) in restricted stock or RSUs. The portion of the Annual Bonus that is paid in, or based on, Company shares will vest ratably over a three-year period, subject to accelerated vesting and distribution upon certain specified terminations of employment. Under certain circumstances, the New Agreement allows the Company to demand repayment of an annual bonus that was paid or awarded to Mr. Joyce based on a calculation of the measure on which the bonus was based that is later determined to have been overstated.

In addition, the New Agreement provided for equity awards pursuant to the Company’s 2006 Equity Incentive Plan (the “2006 Plan”) in the form of RSUs for a total of 1.5 million shares (collectively, the “Incentive Award”). The first 500,000 shares of the Incentive Award (the “First Tranche”) will generally vest in four equal installments on December 31, 2009, 2010, 2011 and 2012, provided that the First Tranche will not vest if the Company does not achieve positive pre-tax income in either 2009 or 2010. Such condition was met upon the Company achieving positive pre-tax income in 2009. The second 500,000 shares of the Incentive Award (the “Second Tranche”) will generally vest when the Company’s per share price has closed at or above $25 per share for ten consecutive trading days or 15 trading days during any 20-day trading period, provided that if such condition is not met by December 31, 2012, the Second Tranche will be forfeited. The third 500,000 shares of the Incentive Award (the “Third Tranche”) will generally vest when the Company’s per share price has closed at or above $30 per share for ten consecutive trading days or 15 trading days during any 20-day trading period, provided that if such condition is not met by December 31, 2012, the Third Tranche will be forfeited. Under certain circumstances (including, with respect to the Second and Third Tranche, a requirement that the performance conditions are met), the Incentive Awards will vest on a change in control of the Company.

Pursuant to the New Agreement, Mr. Joyce agreed not to sell, pledge, encumber of otherwise transfer 80% of the aggregate number of vested shares originally subject to the Incentive Award that remain after satisfaction of tax withholding obligations until the earliest of (i) a change of control, (ii) December 31, 2012, or (iii) termination of his employment for any reason (except that, if Mr. Joyce voluntarily terminates employment or is terminated for cause, Mr. Joyce will be required to hold 50% of the shares subject to the share ownership requirements for six months following his termination of employment).

Under the New Agreement, Mr. Joyce also is generally eligible to receive retirement benefits, fringe benefits and insurance coverage that are no less favorable than those generally made available to other senior executives of the Company. Mr. Joyce will also be entitled to a car and driver for his daily commute between his home and the Company’s office plus a tax gross-up attributable thereto, a Company-paid gym membership, and reimbursement of his annual dues for a golf club membership.

The severance payments and benefits that Mr. Joyce is entitled to receive upon certain terminations of his employment are set forth herein, under the heading “Termination and Change in Control Agreements”.

Employment Agreements with Other Named Executive Officers

The Company is not a party to individual employment agreements with any currently employed Named Executive Officer other than Mr. Joyce.

In May 2008, the Company entered into a three-year employment agreement with Mr. Katcher (as subsequently amended as of December 31, 2009, the “Katcher Agreement”) under which Mr. Katcher was initially employed by the Company as Senior Managing Director, Head of Global Institutional Fixed Income, reporting to Mr. Joyce (effective January 8, 2010, Mr. Katcher was promoted to Executive Vice President, Head of Global Fixed Income). Mr. Katcher’s employment with the Company commenced on July 11, 2008. Effective July 31, 2010, Mr. Katcher’s employment with the Company terminated and he ceased serving in his executive role.

Pursuant to the terms of the Katcher Agreement, Mr. Katcher received an annual base salary of not less than $250,000. Mr. Katcher also was eligible for an annual bonus based on the achievement of performance targets and other terms and conditions established by the Compensation Committee (the “Katcher Annual Bonus”). The Katcher Annual Bonus was payable at least seventy-five percent (75%) in cash and the remainder in restricted stock or RSUs. Except as may have been necessary to ensure deductibility, the portion of the Katcher Annual Bonus that was paid in, or based on, Company shares was to vest ratably over a three-year period. For each year during the initial three-year term of Mr. Katcher’s employment, the Katcher Annual Bonus was to have an aggregate value of no less than $1 million.

Under the Katcher Agreement, Mr. Katcher also was generally eligible to receive health and welfare, retirement, vacation and other benefits provided to similarly situated employees. The severance payments and benefits that Mr. Katcher received as a result of his termination of employment with the Company is set forth herein, under the heading “Termination and Change in Control Agreements”.

Equity Plans and Agreements

Until May 2010, equity awards to the Named Executive Officers were historically made under the following Company equity plans: the Knight Capital Group, Inc. 1998 Long-Term Incentive Plan (the “1998 Plan”), the Knight Capital Group, Inc. 2003 Equity Incentive Plan (the “2003 Plan”) and the 2006 Plan (collectively, the “Historical Stock Plans”). At the Company’s 2010 Annual Meeting of Stockholders, the Company’s stockholders approved the Knight Capital Group, Inc. 2010 Equity Incentive Plan (the “2010 Plan”, collectively with the Historical Stock Plans, the “Stock Plans”). As a result of the establishment of the 2010 Plan, the 2010 Plan replaced the Historical Stock Plans for future equity grants and no additional grants will be made under the Historical Stock Plans (but the terms and conditions of any outstanding equity grants under the Historical Stock Plans were not affected).

The Stock Plans are administered by the Compensation Committee of the Board of Directors, and allow for the grant of options, stock appreciation rights (2006 Plan and 2010 Plan only), restricted stock and RSUs (collectively, the “awards”), as defined by the Stock Plans. In addition to overall limitations on the aggregate number of awards that may be awarded under the Stock Plans, the Stock Plans limit the number of awards that may be granted to a single individual as well as limit the amount of options, stock appreciation rights (2006 Plan and 2010 Plan only) or shares of restricted stock or RSUs that may be awarded. The Compensation Committee has delegated to Mr. Joyce the ability to make limited equity grants to employees, except for executive officers, for promotions or to new hires. Restricted share and RSU awards generally vest ratably over three years. The Company’s policy is to grant options for the purchase of shares of Common Stock at not less than fair market value, which the Stock Plans define as the average of the high and low sales price on the date prior to the grant date. Options generally vest ratably over a three-year or four-year period and expire on the fifth or tenth anniversary of the grant date, pursuant to the terms of the applicable option award agreement. The Company generally has the right to fully vest executives in their awards upon retirement (except for certain awards to Mr. Joyce) and in certain other circumstances. Generally, retirement is defined (effective March 31, 2009) as a voluntary termination of employment by an employee or a termination without cause by the Company of an employee’s employment (i) after no less than five full years of service as an employee of the Company (regardless whether such service is continuous), (ii) with the employee having achieved or exceeded 50 years of age at the time of departure, and (iii) with the employee entering into a two year non-compete agreement in a form acceptable to the Company. Prior to March 31, 2009, the Company defined retirement as termination of employment with the Company (i) after no less than five full years of service as an employee of the Company, (ii) with the employee having achieved a total of “55” by adding together the employee’s age at departure and the number of full years of service as an employee, and (iii) with the employee entering into a two year non-compete agreement in a form acceptable to the Company. Pursuant to FASB ASC Topic 718, upon an executive becoming retirement-eligible, the expense associated with any unvested RSUs and options is accelerated so that such awards are fully expensed as of the date of the executives’ retirement eligibility. Under the retirement definition applicable to certain awards prior to March 31, 2009, Messrs. Voetsch, Sadoff and Amoruso satisfy the requirements of such definition provided that they agree to be bound by a two-year non-compete following termination of employment. Under the retirement definition applicable to awards after March 31, 2009, none of the Named Executive Officers (except for certain awards to Mr. Joyce) currently satisfy the requirements of such definition. Unvested awards are otherwise canceled if employment is terminated before the end of the relevant vesting period except full vesting is given for annual incentive awards granted after September 1, 2010 (but not for retention or sign-on grants after that date) where an employee has been terminated without Cause by the Company. The change to provide full vesting for annual incentive awards granted after September 1, 2010 (but not for retention or sign-on grants after that date) where an employee has been terminated without Cause by the Company was made to align the Company’s policy with that of industry practice.

The following table shows the number of shares covered by exercisable and unexercisable options and unvested restricted stock and RSUs held by the Company’s Named Executive Officers at December 31, 2010.

Outstanding Equity Awards

At December 31, 2010

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Thomas M. Joyce	92,810	(2)	—		14.59	12/31/2013	—		—	—		—
	220,820	(3)	—		17.97	1/31/2017	—		—	—		—
	—		—		—	—	57,884	(4)	798,220	—		—
	—		—		—	—	—		—	250,000	(5)	3,447,500
	—		—		—	—	—		—	231,038	(6)	3,186,014
	—		—		—	—	—		—	268,962	(6)	3,708,986
	—		—		—	—	—		—	500,000	(7)	6,895,000
	—		—		—	—	—		—	170,708	(8)	2,354,063
	—		—		—	—	—		—	165,437	(9)	2,281,376

Gregory C. Voetsch	—		—		—	—	30,665	(4)	422,870	—		—
	—		—		—	—	—		—	68,840	(8)	949,304
	—		—		—	—	—		—	113,006	(9)	1,558,353

Steven J. Sadoff	—		20,534	(10)	15.84	1/31/2020	—		—	—		—
	—		—		—	—	15,702	(4)	216,531	—		—
	—		—		—	—	—		—	42,029	(8)	579,580
	—		—		—	—	—		—	65,657	(9)	905,410

Steven Bisgay	45,000	(11)	—		10.24	11/10/2014	—		—	—		—
	—		—		—	—	4,926	(4)	67,934	—		—
	—		—		—	—	—		—	21,903	(8)	302,042
	—		—		—	—	—		—	49,243	(9)	679,061

Leonard J. Amoruso	25,000	(12)	—		9.81	1/31/2015	—		—	—		—
	—		20,534	(10)	15.84	1/31/2020	—		—	—		—
	—		—		—	—	9,185	(4)	126,661	—		—
	—		—		—	—	—		—	25,362	(8)	349,742
	—		—		—	—	—		—	33,050	(9)	455,760

Gary Katcher (13)	—		—		—	—	—		—	—		—

(1)	Market value amounts reflect a closing price per share of the Company’s common stock on December 31, 2010 of $13.79 as quoted on the NYSE.
(2)	Option became fully vested on December 31, 2006.
(3)	Option became fully vested on January 31, 2010.
(4)	Stock vested one-third on January 31, 2009, one-third on January 31, 2010 and one-third on January 31, 2011.
(5)

Upon the Company having earned positive pre-tax income before non-operating and extraordinary items in 2009, the RSU vested one-quarter on each of December 31, 2009 and December 31, 2010, respectively, and will vest one-quarter on each of December 31, 2011 and December 31, 2012, respectively.

(6)	RSU vests upon the Company’s per share price closing at or above $25 per share for ten consecutive trading days or fifteen trading days during any twenty day trading period prior to December 31, 2012.

(7)	RSU vests upon the Company’s per share price closing at or above $30 per share for ten consecutive trading days or fifteen trading days during any twenty day trading period prior to December 31, 2012.
(8)	RSU vested one-third on January 31, 2010, one-third on January 31, 2011 and the remaining one-third will vest on January 31, 2012.
(9)	RSU vested one-third on January 31, 2011, and will vest one-third on January 31, 2012 and the remaining one-third on January 31, 2013.
(10)	Option vested one-third on January 31, 2011, and will vest one-third on January 31, 2012 and the remaining one-third on January 31, 2013.
(11)	Option became fully vested on November 10, 2007.
(12)	Option became fully vested on January 31, 2008.
(13)	Mr. Katcher did not have any equity awards outstanding as of December 31, 2010.

The table below shows the number of shares of Common Stock acquired during 2010 by the Named Executive Officers upon the exercise of options or through the vesting of RSUs or restricted stock.

Options Exercised and Stock Vested

For Fiscal Year Ended December 31, 2010

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Thomas M. Joyce (1)(2)	350,000	1,263,018	339,548	5,119,690
Gregory C. Voetsch (3)	—	—	100,138	1,586,186
Steven J. Sadoff (4)	—	—	49,669	786,757
Steven Bisgay (5)	—	—	41,068	620,418
Leonard J. Amoruso (6)	—	—	33,152	527,227
Gary Katcher	—	—	—	—

(1)

Mr. Joyce exercised 350,000 options with an exercise price of $9.84 in November 2010 at prices ranging from $13.12 to $13.84. The sales proceeds (net of the exercise price) of these transactions totaled $1,263,018.

(2)	Comprises the following: 214,548 shares acquired having a fair market value of $15.84 on date of vesting and 125,000 shares acquired having a fair market value of $13.77 on date of vesting.
(3)	Comprises 100,138 shares acquired having a fair market value of $15.84 on date of vesting.
(4)	Comprises 49,669 shares acquired having a fair market value of $15.84 on date of vesting.
(5)	Comprises 41,068 shares acquired having a fair market value of $15.84 on date of vesting.
(6)	Comprises 26,486 shares acquired having a fair market value of $15.84 on date of vesting and 6,666 shares acquired having a fair market value of $16.16 on date of vesting.

Pension Benefits

The Company does not have in place any defined benefit pension plans.

Non-Qualified Deferred Compensation

The following table shows the earnings and account balances for the Named Executive Officers in the Knight Capital Group, Inc. Voluntary Deferred Compensation Plan and the Knight Vanguard Voluntary Deferred Compensation Plan (the “Deferral Programs”). The Deferral Programs are unfunded and unsecured. The Deferral Programs allow participants who are senior officers (including all Named Executive Officers) to defer all or a portion of their cash compensation for a minimum of three years.

Non-Qualified Deferred Compensation

For Fiscal Year Ended December 31, 2010

Name	Executive Contributions in Last Fiscal Year ($) (1)	Aggregate Earnings in Last Fiscal Year ($) (2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Thomas M. Joyce (3)	—	62,436	—	728,534
Gregory C. Voetsch	—	—	—	—
Steven J. Sadoff	—	—	—	—
Steven Bisgay (4)	—	—	21,536	—
Leonard J. Amoruso	—	—	—	—
Gary Katcher	—	—	—	—

(1)	There were no contributions to deferred compensation plans by any Named Executive Officers in 2010.
(2)

Deferral accounts are credited with earnings based on an executive’s deemed investment in a fund or funds selected by the executive from a group of externally managed mutual funds (including equity and bond mutual funds) which mirror those available to all employees under our tax-qualified 401(k) savings plan. The executive’s contributions are credited to a book-keeping account for the executive, and the balance of this account is adjusted to reflect the gains or losses that would have been obtained if the contributions had actually been invested in the applicable externally managed mutual fund. There is no markup over the market rates of return that would have been obtained on investments in the externally managed institutional funds. Accordingly, the amount of earnings reflected in this column does not represent above-market or preferential earnings, and, therefore, these amounts have not been included in the Summary Compensation Table.

(3)

Mr. Joyce’s December 31, 2010 balance comprises $353,366 contributed in 2009 relating to 2008 compensation and $250,000 contributed in 2008 relating to 2007 compensation, adjusted for earnings thereon, all of which was disclosed in the Summary Compensation Table for the applicable year.

(4)	Mr. Bisgay’s distribution relates to compensation that was awarded prior to Mr. Bisgay becoming a Named Executive Officer.

Termination and Change in Control Agreements

The Company has not entered into change of control agreements with any Named Executive Officers. However, equity awards to the Named Executive Officers, along with those to other Company employees, under the terms of the Stock Plans are generally subject to special provisions upon the occurrence of a defined “change in control” transaction. Under the Stock Plans, upon a change in control: (i) any award carrying a right to exercise that was not previously exercisable and vested shall become fully exercisable and vested; and (ii) the restrictions, deferral limitations, payment conditions, and forfeiture conditions applicable to any other award granted under these plans shall lapse and such awards shall be deemed fully vested, and any performance conditions imposed with respect to awards shall be deemed to be fully achieved.

The following table was prepared as though a change in control occurred on December 31, 2010 using the share price of the Common Stock as of that day (both as required by the SEC). The table also assumes that all equity-based awards vested on such date (other than the 231,038 RSUs and 268,962 RSUs granted to Mr. Joyce on December 31, 2008 and January 2, 2009, respectively, which only vest on a change in control if the price paid per share of Company Common Stock on the change in control date exceeds $25, and 500,000 RSUs granted to Mr. Joyce on January 2, 2009, which only vest on a change in control if the price paid per share of Company Common Stock on the change in control date exceeds $30). There can be no assurance that a change in control would produce the same or similar results as those described if it occurred on any other date or at any other price.

Calculation of Potential Payments upon Change in Control

At December 31, 2010

Name	Number of shares whose vesting would be accelerated upon a change in control	Value of shares whose vesting would be accelerated upon a change in control ($) (1)	Number of options whose vesting would be accelerated upon a change in control	Value of options whose vesting would be accelerated upon a change in control ($)
Thomas M. Joyce	644,029	8,881,160	—	—	(2)
Gregory C. Voetsch	212,511	2,930,527	—	—
Steven J. Sadoff	123,388	1,701,521	20,534	—	(3)
Steven Bisgay	76,072	1,049,033	—	—
Leonard J. Amoruso	67,597	932,163	20,534	—	(3)
Gary Katcher	—	—	—	—

(1)	Value of restricted shares and RSUs is calculated based upon the closing price of the Common Stock on December 31, 2010 of $13.79 per share as quoted on the NYSE.
(2)

Mr. Joyce had 92,810 and 220,820 options, respectively, that would have vested upon the occurrence of a change in control but no value is included because the exercise prices of $14.59 and $17.97, respectively, were greater than the December 31, 2010 closing price of $13.79 as quoted on the NYSE.

(3)

Messrs. Sadoff and Amoruso each had 20,534 options that would have vested upon the occurrence of a change in control but no value is included because the exercise price of $15.84 was greater than the December 31, 2010 closing price of $13.79 as quoted on the NYSE.

Termination Payments

Under the New Agreement, if Mr. Joyce’s employment is terminated by the Company other than for “cause” or other than by reason of his death or “disability,” or upon resignation by Mr. Joyce for “good reason,” Mr. Joyce will be entitled to, among other things, (i) vesting, and, if applicable, delivery of the shares underlying any unvested shares granted to Mr. Joyce in connection with (A) his Annual Bonus award, and (B) awards granted in respect of annual bonuses for periods that commenced prior to the effective date of the New Agreement, (ii) vesting and exercisability of any stock options granted in respect of annual bonuses for periods that commenced prior to the effective date of the New Agreement, (iii) vesting, and, if applicable, exercisability or delivery of (A) the unvested portion of the First Tranche, and (B) any time-based awards granted to Mr. Joyce prior to the effective date of his New Agreement, (iv) a cash payment equal to $5 million, (v) a pro-rata bonus for the year of termination determined based on actual performance of the Company (assuming termination on December 31, 2010, Mr. Joyce would have been entitled to the amount set forth next to his name in the Summary Compensation Table under the column heading “Non-Equity Incentive Plan Compensation” and the portion of his 2010 bonus payable in RSUs as described under the heading “2010 and 2009 Compensation Awards” above), (vi) reimbursement of certain premiums Mr. Joyce pays for continued health coverage for a period of one year, having a value of approximately $25,000. The aggregate amount Mr. Joyce would have been entitled to as a result of such a termination as of December 31, 2010 was $18,405,143, which includes $8,881,160 with respect to the accelerated vesting of his equity awards, the $5,000,000 cash payment, $4,498,983 in respect of his 2010 bonus, and $25,000 for reimbursement of certain premiums for continued health coverage. Mr. Joyce’s right to such vesting, payment and benefits are generally conditioned upon his execution of a customary release of all claims against the Company and his agreement not to solicit or hire current or certain former employees of the Company for six months after his termination. “Good reason” is defined generally under the New Agreement to include (i) the assignment of duties materially inconsistent with Mr. Joyce’s position or duties, (ii) a material diminution in the authorities, duties or responsibilities of Mr. Joyce, (iii) requiring Mr. Joyce to report to someone other than the Board of Directors, (iv) relocation increasing Mr. Joyce’s one-way commute by more than 30 miles, or (iv) any other action or inaction that constitutes a material breach by the Company of the New Agreement or the performance targets and other terms or conditions established by the Compensation Committee with respect to the Annual Bonus. Certain notice and cure periods must be satisfied before Mr. Joyce would be able to resign for “good reason.”

In the event that any payment under the New Agreement is subject to the excise tax for “parachute payments” under Section 280G of the Internal Revenue Code of 1986, the Company will indemnify Mr. Joyce on an after-tax basis for any such excise tax (including any interest or penalties incurred with respect to such excise tax), provided that the Company may reduce the applicable payment due to Mr. Joyce by up to 10% if such reduction will avoid the excise tax. If Mr. Joyce’s employment had been terminated as of December 31, 2010, the Company does not believe that any payments under the New Agreement would have been subject to this excise tax, and, as such, the Company would have had no obligation to reimburse Mr. Joyce for any excise tax.

Each Named Executive Officer, other than Mr. Joyce, participates in the Company’s severance policy that it has established for all of its employees. The Company’s severance policy is formulaic, based on the employee’s title and length of service with the Company, but will not exceed a maximum of 26 weeks of severance. Severance amounts are calculated by using the employee’s base salary only and are made in exchange for a release of claims against the Company. Bonus compensation is generally not considered when determining severance amounts. Under the Company’s severance policy, if any of the Named Executive Officer’s employment, other than Mr. Joyce, was terminated as of December 31, 2010 in a manner which would have made them eligible for severance, they would have received the following severance amounts based on their base salaries and years of service as of such date: Messrs. Voetsch, Sadoff, Bisgay and Amoruso: $125,000. The Company reserves the right to offer additional payments to terminated employees if it is determined to be in the Company’s best interests.

Unless otherwise determined by the Company and set forth in an equity grant agreement, outstanding equity awards generally vest upon death or disability. In addition, certain outstanding equity awards generally vest on retirement (see pages 24 and 25 for the Company’s policy regarding retirement eligibility). As of December 31, 2010, Messrs. Voetsch, Sadoff and Amoruso would have received accelerated vesting of certain RSU and restricted stock awards upon their retirement and the value of the RSU and restricted stock awards would have been $1,372,174, $796,111 and $476,413, respectively. Additionally, Mr. Amoruso would have received accelerated vesting of an option award having an intrinsic value (calculated based on the excess of the closing price on December 31, 2010 and the exercise price for such option) of $99,500. Other options held by Messrs. Sadoff and Amoruso have not been included as the exercise price for those options was above the closing price on December 31, 2010. No other Named Executive Officer, except for Mr. Joyce in connection with certain awards, was retirement-eligible as of December 31, 2010. For restricted stock and RSUs granted as part of the equity component of annual discretionary bonus awards after September 1, 2010, such equity awards will be given accelerated vesting upon a termination without Cause by the Company. As of December 31, 2010, there were no outstanding equity awards held by the Named Executive Officers, except for certain awards held by Mr. Joyce, that provided for accelerated vesting in the event of a termination without Cause by the Company. See also the Outstanding Equity Awards table on page 26 for a schedule of outstanding, unvested equity awards held by each of our Named Executive Officers (note, the vesting of equity awards granted to Mr. Joyce for the 2008 performance year and prior thereto, and the Incentive Award granted to Mr. Joyce in connection with his New Agreement, do not accelerate upon his retirement). Except as provided herein, unvested equity awards are otherwise canceled if employment is terminated before the end of the relevant vesting period.

Other than in respect of accelerated vesting of equity awards as described above, none of the Named Executive Officers are entitled to any compensation or benefits on a voluntary termination of employment, death, or disability that is different than the compensation and benefits provided to Company employees generally.

Katcher Separation Agreement

Effective July 31, 2010 (the “Separation Date”), Mr. Katcher’s employment with the Company terminated and he ceased serving as Executive Vice President, Head of Global Fixed Income. In connection with Mr. Katcher’s termination of employment, in exchange for Mr. Katcher’s execution of a general release of claims, the Company agreed to: (i) make a lump sum payment of $450,000 on the thirtieth day following the Separation Date and a lump sum payment of $4,550,000 on February 1, 2011; (ii) pay Mr. Katcher a lump sum cash payment of $1,642,013, which represented the fair market value of 114,426 unvested restricted shares related to Mr. Katcher’s 2009 bonus that were forfeited on the Separation Date based on the average of the high and low sales price of the Common Stock on July 30, 2010 of $14.35 per share as quoted on the NYSE; and (iii) allow Mr. Katcher to continue his participation in the Company’s group health plan for a period of 12 months at the Company’s expense. In addition, subject to certain investment terms and conditions, the Company agreed to invest up to $12,500,000 in a hedge fund that Mr. Katcher creates within two years of the Separation Date.

Mr. Katcher is subject to certain ongoing restrictive covenants, including a non-disparagement clause and one (1) year non-competition, non-solicitation and non-hire restrictions from the Separation Date.

Risk Assessment of Overall Compensation Program

The Company has reviewed its compensation policies as generally applicable to its employees and believes that they are not likely to have a material adverse effect on the Company. The design of the Company’s compensation policies and programs is intended to encourage its employees to remain focused on both the short-term and long-term goals of the Company. For example, while our cash awards measure performance both individually and company-wide on an annual basis, and do not have any associated restrictions after payment, our equity awards typically vest over a number of years. We believe this practice encourages our employees to focus on sustained stock price appreciation, thus limiting the potential detriment of excessive risk-taking.

PROPOSAL 2—ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

As required by Section 14A of the Securities Exchange Act, we are asking stockholders to approve, on an advisory basis, the compensation of our Named Executive Officers as disclosed in the Compensation Discussion and Analysis (“CD&A”) (beginning on page 13), the compensation tables (beginning on page 20), and any related material contained in this Proxy Statement. This proposal, commonly known as a “Say-on-Pay” proposal, gives stockholders the opportunity to endorse or not endorse our executive pay program and policies.

As described in the CD&A section of this Proxy Statement, the Company’s executive compensation program is designed to retain, motivate, reward and recruit the talent needed to achieve growth and long-term success. Accordingly, in designing the executive compensation program, we focused on the following objectives: (i) providing competitive compensation and benefits; (ii) providing balanced incentives for achieving short-term and long-term business goals and objectives; and (iii) aligning long-term economic interests of our executives with stockholders’ interests. Consistent with this program, a significant portion of our Named Executive Officer compensation is tied to long-term Company performance. We believe that this aligns the interest of our Named Executive Officers with the long-term interests of our stockholders while appropriately balancing risk and reward.

We urge stockholders to read the CD&A beginning on page 13 of this Proxy Statement, which describes in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives, as well as the Summary Compensation Table and related compensation tables and narrative, appearing on pages 20 through 31, which provide detailed information on the compensation of our Named Executive Officers. The Compensation Committee and the Board of Directors believe that the policies and procedures articulated in the CD&A are effective in achieving our goals and that the compensation of our Named Executive Officers reported in this Proxy Statement has supported and contributed to the Company’s success.

In accordance with recently adopted Section 14A of the Exchange Act, and as a matter of good corporate governance, the Board is asking stockholders to approve the following advisory resolution at the 2011 Annual Meeting of Stockholders:

“RESOLVED, that the stockholders of Knight Capital Group, Inc. (the “Company”) approve, on an advisory basis, the compensation of the Company’s Named Executive Officers disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and any related material disclosed in this Proxy Statement.”

Under the SEC rules, your vote is advisory and will not be binding upon the Company or the Board. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

This advisory vote to approve Named Executive Officer compensation requires the affirmative vote of a majority of the shares of Common Stock represented at the Annual Meeting and entitled to vote thereon. You may “abstain” from voting on this proposal. Shares voting “abstain” on this proposal will be counted as present at the Annual Meeting for purposes of this proposal but your abstention will have the effect of a vote against this proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ADVISORY RESOLUTION APPROVING NAMED EXECUTIVE OFFICER COMPENSATION.

PROPOSAL 3—ADVISORY VOTE ON THE FREQUENCY OF

AN ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

Section 14A of the Exchange Act requires us to submit a non-binding, advisory resolution to stockholders at least once every six years to determine whether advisory votes on executive compensation should be held every one, two or three years. By voting on this proposal, stockholders may indicate whether they would prefer an advisory vote on executive compensation once every one, two, or three years, or they may abstain from voting.

The optimal frequency of vote necessarily turns on a judgment about the relative benefits and burdens of each of the options. There have been diverging views expressed on this question. The Board believes there is a reasonable basis for each of the options. Some have argued for less frequency. They point out that a less frequent vote would allow stockholders to focus on overall design issues rather than details of individual decisions and would align with the goal of compensation programs, such as that of this Company, which are designed to reward performance that promotes long-term stockholder value. Others believe that an annual vote is needed to give stockholders the opportunity to react promptly to emerging trends in compensation, provide feedback before those trends become pronounced over time, and give the Board and the Compensation Committee the opportunity to evaluate individual compensation decisions each year in light of the ongoing feedback from stockholders.

Given the expression of views the Company has received from stockholders on this question, the Board believes that the most strongly held views on this question favor an annual advisory vote. For that reason, the Board of Directors recommends a vote for the holding of advisory votes on executive compensation every year.

Stockholders may cast their vote on the preferred voting frequency by choosing the option of one year, two years, three years or abstain from voting when voting on this proposal. The option of one year, two years or three years that receives a majority of votes cast by stockholders will be the frequency for the advisory vote on executive compensation that has been recommended by stockholders. However, because this vote is advisory and not binding on the Board or the Company in any way, the Board may decide that it is in the best interests of our stockholders and the Company to hold an advisory vote on executive compensation more or less frequently than the option approved by our stockholders. If you “abstain” from voting on this proposal, your shares will be counted as present at the Annual Meeting for purposes of this proposal and your abstention will have no effect on this vote.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE OPTION OF ONCE EVERY YEAR (1 YEAR) AS THE RECOMMENDED FREQUENCY PERIOD OF AN ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION.

COMPENSATION OF DIRECTORS

As a current officer of the Company, Mr. Joyce receives no remuneration for serving on the Board of Directors.

The Director compensation policy in effect for 2010 was as follows: Each of the Directors received an annual retainer fee of $50,000, except for the Lead Director who received $75,000. Directors also received meeting fees of $1,500 for Board of Director meetings attended. In addition, Committee Chairpersons received: (i) $30,000 for the Chairperson of the Finance and Audit Committee; and (ii) $15,000 for the Chairperson of the Compensation Committee. Members of the Finance and Audit Committee and the Compensation Committee received an annual fee of $10,000 and $5,000, respectively, and meeting fees of $1,500 and $1,000, respectively. No fees were paid to the Chairperson of the NCGC, and, except for one NCGC meeting, no meeting fees were paid for NCGC meetings held in 2010 as they were held in conjunction with meetings of the Board of Directors (otherwise a fee of $1,000 per meeting attended was paid to the members). Members of the 162(m) Committee did not receive an annual retainer fee or meeting fees in addition to the fees described above.

Each newly elected independent Director is also granted RSUs valued at $100,000 on the date of grant, which grant will have four (4) year cliff-vesting. In addition, on the first business day following each annual meeting of our stockholders, each continuing independent Director, as part of his or her annual compensation, will be granted RSUs having a value of $80,000, which grant will have three (3) year cliff-vesting. The number of RSUs granted is determined by dividing the value of the award amount by the average of the high and low sales price of the Common Stock on the date prior to the grant date (as defined in the Stock Plans). Directors may elect to defer settlement of all or a portion of these RSUs which will convert into freely sellable shares when the Director retires from the Board of Directors.

Annual retainer and Committee Chairperson fees are paid on January 1st of each year (pro-rated for new directors or changes in the Committee Chairperson during the year). Each Director may elect to defer all or a portion of cash compensation from annual retainer fees into the Knight Vanguard Voluntary Deferred Compensation Plan. Any amounts deferred will be paid at the end of the elected deferral period plus or minus the return on the underlying plan assets. Directors may also elect to receive all or a portion of cash compensation from annual retainer fees in the form of vested RSUs and may defer settlement of all or a portion of such vested RSUs, which will convert into freely sellable shares when the Director retires from the Board of Directors. One Director, Mr. Lockburner, elected to receive his entire 2010 annual retainer fee in the form of vested RSUs and deferred settlement of all of such vested RSUs.

In addition to annual retainer fees and meeting fees, in 2010 each independent Director received, following the date of our 2010 Annual Meeting of Stockholders, RSUs having a value of $80,000, which grants have three (3) year cliff vesting. RSU awards to Directors fully vest upon termination of service. The number of RSUs granted was determined by dividing the value of the award amount by the average of the high and low sales price of the Common Stock on the date prior to the grant date. One Director, Mr. Lockburner, elected to defer settlement of his entire annual RSU grant, which will convert into freely sellable shares when he retires from the Board of Directors.

All Directors are reimbursed for out-of-pocket expenses incurred in the performance of their services for the Company. The Company also extends coverage to Directors under the Company’s directors’ and officers’ indemnity insurance policies.

COMPENSATION OF DIRECTORS

As described more fully below, this chart summarizes the annual compensation for the Company’s non-employee Directors during 2010.

Director Compensation

For Fiscal Year Ended December 31, 2010

Name	Fees Earned or Paid in Cash ($) (1) (2)	Stock Awards ($)(3)	Option Awards ($)(4)	All Other Compensation ($)	Total ($)
William L. Bolster (5)	149,500	80,000	—	—	229,500
Gary R. Griffith (6)	88,000	80,000	—	—	168,000
James W. Lewis (7)	69,000	80,000	—	—	149,000
Thomas C. Lockburner (8)(9)	117,000	80,000	—	—	197,000
James T. Milde (10)	86,500	80,000	—	—	166,500
Christopher C. Quick (11)	72,000	80,000	—	—	152,000
Laurie M. Shahon (12)	112,500	80,000	—	—	192,500

(1)

The term of office for Directors begins immediately following election at the Company’s annual meeting of stockholders (typically held in May) and ends upon the election of Directors at the next annual meeting of stockholders held the following year, which does not coincide with the Company’s fiscal year. Cash retainers and committee chair fees are awarded at the beginning of each fiscal year, which results in the payments covering periods of time that do not coincide with the term of office. All cash retainer and committee chairperson fee payments made during fiscal 2010 are reported in the table irrespective of the term of office to which the payment applies. In the event that during the year a Director is elected to the Board, or a Director is named a chairperson of a Board committee, retainer and chairperson fees are pro-rated.

(2)

Meeting fees are determined based on the number of Board and committee meetings attended during each fiscal year. Meeting fees included in the table represent fees paid for meetings attended during fiscal 2010.

(3)

During 2010, each continuing Director was granted an award of 5,278 RSUs with a grant date fair value of $80,000. Each RSU award will vest on May 13, 2013 and, unless deferred, will be settled on May 13, 2013 (or, if earlier, six months following the director’s separation from service for any reason). As these RSU awards are considered to be retirement eligible, in accordance with FASB ASC Topic 718 the full value of each RSU award was recognized as an expense upon grant.

(4)	There were no grants of options to, or forfeitures by, any of the Company’s Directors during 2010.
(5)	As of December 31, 2010, Mr. Bolster held options to acquire 60,000 shares of Common Stock, all of which were vested, and 14,463 RSUs, none of which were vested.
(6)	Mr. Griffith passed away in September 2010 and amounts shown reflect payments made through such date.
(7)	As of December 31, 2010, Mr. Lewis held 16,282 RSUs, none of which were vested.
(8)

In lieu of his 2010 annual cash retainer, Mr. Lockburner elected to receive RSUs valued at $80,000 which equated to 5,172 RSUs based on grant date fair value. Pursuant to a further deferral election, settlement of such RSUs is deferred until the time that Mr. Lockburner retires from the Board.

(9)

As of December 31, 2010, Mr. Lockburner held options to acquire 80,000 shares of Common Stock, of which all were vested, and 24,629 RSUs, of which 10,166 are vested and settlement of such vested RSUs has been deferred until the time that Mr. Lockburner retires from the Board.

(10)	As of December 31, 2010, Mr. Milde held options to acquire 50,000 shares of Common Stock, all of which were vested, and 14,463 RSUs, none of which were vested.
(11)	As of December 31, 2010, Mr. Quick held 16,282 RSUs, none of which were vested.
(12)	As of December 31, 2010, Ms. Shahon held options to acquire 35,000 shares of Common Stock, all of which were vested, and 14,463 RSUs, none of which were vested.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL HOLDERS

The following table sets forth, as of April 1, 2011, certain information regarding the beneficial ownership of Common Stock by: (i) each of the Company’s Named Executive Officers; (ii) each Director; (iii) each nominee for election as a Director; (iv) each person who is known to the Company to own beneficially more than 5% of the Common Stock; and (v) all current Named Executive Officers and Directors of the Company as a group. Such information is based, in part, upon information provided by certain stockholders of the Company. In the case of persons other than the officers and Directors of the Company, such information is based solely on a review of Schedules 13D and 13G filed with the SEC. As of April 1, 2011 there were 416 holders of record of Common Stock and approximately 24,563 beneficial holders of our Common Stock.

Name and Address of Beneficial Owner (1)	Number of Shares Beneficially Owned (2)	Percentage Of Shares Beneficially Owned (3)
Thomas M. Joyce (4)	1,363,685	1.35%
Gregory C. Voetsch (5)	58,981	*
Steven J. Sadoff (6)	69,797	*
Steven Bisgay (7)	135,139	*
Leonard J. Amoruso (8)	109,365	*
William L. Bolster (9)	64,420	*
James W. Lewis (10)	5,000	*
Thomas C. Lockburner (11)	102,896	*
James T. Milde (12)	59,420	*
Christopher C. Quick (13)	25,000	*
Laurie M. Shahon (14) .	44,420	*
Royce & Associates, LLC (15) .	16,123,937	15.99
BlackRock, Inc. (16) .	5,518,143	5.47
All Named Executive Officers, Directors and Nominees as a group (11 persons) .	2,038,123	2.02%

*	Less than 1% of shares beneficially owned.
(1)	Unless otherwise indicated, the address for each beneficial owner is c/o Knight Capital Group, Inc., 545 Washington Boulevard, Jersey City, New Jersey 07310.
(2)

For purposes of this table, “beneficial ownership” is determined in accordance with Rule 13d-3 under the Exchange Act, pursuant to which a person or group of persons is deemed to have “beneficial ownership” of any shares of Common Stock that such person owns or has the right to acquire within 60 days from the date of this table. As a result, we have included in the “Number of Shares Beneficially Owned” column, shares of Common Stock underlying fully-vested stock options, as well as those stock options that are scheduled to vest within 60 days from the date of this table or upon termination of service. In addition, we have included in the “Number of Shares Beneficially Owned” column, all RSUs that will, or may be, settled in shares of Common Stock within 60 days or upon termination of service.

(3)

For purposes of computing the “Percentage of Shares Beneficially Owned” column, any shares which a person does not currently own but has the right to acquire within 60 days from the date of this table are deemed to be outstanding for the purpose of computing the percentage ownership of such person.

(4)

Consists of 440,382 unrestricted shares held by Mr. Joyce individually, 574,978 unrestricted shares held in three grantor trusts for the benefit of Mr. Joyce over which Mr. Joyce is the sole trustee and has sole voting and dispositive power, 34,695 unrestricted shares held in a trust for the benefit of Mr. Joyce’s children for which Mr. Joyce has no voting and dispositive power and 313,630 shares issuable upon the exercise of options that are exercisable within 60 days from April 1, 2011.

(5)	Consists of 58,981 unrestricted shares held by Mr. Voetsch individually.
(6)	Consists of 62,952 unrestricted shares held by Mr. Sadoff individually and 6,845 shares issuable upon the exercise of options that are exercisable within 60 days from April 1, 2011.

(7)	Consists of 90,139 unrestricted shares held by Mr. Bisgay individually and 45,000 shares issuable upon the exercise of options that are exercisable within 60 days from April 1, 2011.
(8)	Consists of 77,520 unrestricted shares held by Mr. Amoruso individually and 31,845 shares issuable upon the exercise of options that are exercisable within 60 days from April 1, 2011.
(9)

Consists of 4,420 RSUs held by Mr. Bolster individually to be settled within 60 days from April 1, 2011 and 60,000 shares issuable upon the exercise of options held by Mr. Bolster that are exercisable within 60 days from April 1, 2011.

(10)	Consists of 5,000 unrestricted shares held by a foundation for which Mr. Lewis is a Trustee.
(11)

Consists of 2,500 unrestricted shares held by Mr. Lockburner individually, 20,396 RSUs held by Mr. Lockburner individually to be settled within 60 days from April 1, 2011 or upon termination of service and 80,000 shares issuable upon the exercise of options held by Mr. Lockburner that are exercisable within 60 days from April 1, 2011.

(12)

Consists of 5,000 unrestricted shares held by Mr. Milde individually, 4,420 RSUs held by Mr. Milde individually to be settled within 60 days from April 1, 2011 and 50,000 shares issuable upon the exercise of options held by Mr. Milde that are exercisable within 60 days from April 1, 2011.

(13)	Consists of 25,000 unrestricted shares held by Mr. Quick individually.
(14)

Consists of 5,000 unrestricted shares held by Ms. Shahon individually, 4,420 RSUs held by Ms. Shahon individually to be settled within 60 days from April 1, 2011 and 35,000 shares issuable upon the exercise of options held by Ms. Shahon that are exercisable within 60 days from April 1, 2011.

(15)

According to a Schedule 13G/A filed January 14, 2011 reflecting beneficial ownership as of December 31, 2010, the shares are held by Royce & Associates, LLC on behalf of various accounts managed by Royce & Associates, LLC. The principal address of Royce & Associates, LLC is 745 Fifth Avenue, New York, NY 10151.

(16)

According to a Schedule 13G/A filed January 29, 2010 reflecting beneficial ownership as of December 31, 2010, the shares are held by subsidiaries of BlackRock, Inc. The principal address of BlackRock, Inc. is 40 East 52nd Street, New York, NY 10022.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No executive officer of the Company serves as a member of the board of directors or compensation committee of any public entity that has one or more executive officers serving as a member of the Company’s Board of Directors or Compensation Committee.

Section 16(a) Beneficial Ownership Reporting Compliance

The Company’s executive officers and Directors are required under Section 16(a) of the Securities Exchange Act to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC and NYSE. Copies of these reports must also be furnished to the Company. Based solely upon its review of copies of such reports furnished to the Company through the date hereof, or written representations that no reports were required to be filed, the Company believes that during the fiscal year ended December 31, 2010, all Section 16(a) filing requirements applicable to its officers and Directors were complied with in a timely manner.

Purchases and sales of our equity securities by such persons are published on our corporate web site at www.knight.com in the “Investor Center” section. The information on our corporate website is not incorporated by reference into this Proxy Statement.

Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act of 1933, as amended, or the Exchange Act, that incorporated future filings, including this Proxy Statement, the following section titled “Finance and Audit Committee Report” shall not be incorporated by reference into any such filings, except to the extent the Company specifically incorporates such report by reference therein.

FINANCE AND AUDIT COMMITTEE REPORT

During 2010, the Finance and Audit Committee of the Board of Directors (the “F&A Committee”) provided assistance to the Company’s Board of Directors in fulfilling its oversight of: (1) the integrity of the financial statements and its risk and control environment; (2) the qualification of, and relationship with, the Company’s independent registered public accounting firm; (3) the Company’s internal audit function; (4) compliance with applicable legal and regulatory requirements; and (5) compliance with the Company’s Code of Business Conduct and Ethics. The F&A Committee also (A) reviewed and made recommendations to the Board regarding: (i) all proposed material capital formation plans, including planned issuance of equity securities and debt instruments, and stock repurchase programs; and (ii) certain acquisitions, investments, new business ventures, and divestitures by the Company and (B) reviewed and approved the Company’s treasury investment policy outlining the general investment objectives of the Company and the specific instruments for which investments are permitted. During 2010, the F&A Committee operated under a written charter, which was most recently amended by the Board on May 25, 2010 (the “Charter”).

The F&A Committee is comprised of three independent Directors. The Board of Directors has determined in its business judgment that each F&A Committee member complied with the independence, experience and financial literacy requirements set forth by the New York Stock Exchange LLC (“NYSE”), The Sarbanes-Oxley Act of 2002 (the “SOX Act”) and rules adopted by the Securities and Exchange Commission (“SEC”) pursuant to the SOX Act, as currently in effect. The Board of Directors has also determined in its business judgment that Mr. Lockburner is an “audit committee financial expert” as defined under SEC rules. The SEC provides that an “audit committee financial expert” does not have additional duties, obligations or liabilities and is not considered an expert under the Securities Act of 1933, as amended.

For 2010, PricewaterhouseCoopers LLP (“PwC”) was the Company’s independent registered public accounting firm. The F&A Committee is responsible for retaining and, as necessary, terminating, the independent registered public accounting firm and pre-approves all audit and non-audit services and fees to be provided by the independent registered public accounting firm. The F&A Committee received and reviewed the written disclosures and the letter from its current independent registered public accounting firm, PwC, required by applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) regarding the independent registered public accounting firm’s communications with the F&A Committee concerning auditor independence, and held discussions and reviewed with PwC all relationships it has with the Company to determine and satisfy itself regarding PwC’s independence. When considering the independence of PwC, the F&A Committee considered whether PwC’s provision of services to the Company beyond those rendered in connection with its audit and review of the Company’s consolidated financial statements was compatible with maintaining its objectivity and independence. The F&A Committee reviewed and approved, among other matters, the amount of fees paid to PwC for audit and non-audit services. All non-audit services performed by PwC were required to be pre-approved by the F&A Committee or a specified member thereof. The F&A Committee also evaluated the qualifications and performance of PwC. Based on its review of these matters, the F&A Committee selected PwC as the Company’s independent registered public accounting firm for the year ended December 31, 2011, which selection was ratified by the Board of Directors and has also been submitted to the stockholders for ratification at the Annual Meeting.

Management is responsible for the financial reporting process, including the system of internal control and the preparation, presentation and integrity of the consolidated financial statements in accordance with generally accepted accounting principles. The independent registered public accounting firm is responsible for conducting an independent audit of the financial statements in accordance with generally accepted auditing standards. The F&A Committee is responsible for monitoring and reviewing these processes. The F&A Committee relies, without independent verification, on the information provided to it and on the representations made by management and the independent registered public accounting firm.

In performing its duties, the F&A Committee held thirteen (13) meetings during 2010 and took action by unanimous written consent on two (2) other occasions. The F&A Committee met in executive session six (6) times during regularly scheduled and special meetings held throughout the year. Additionally, the F&A Committee met in private session with the Chief Executive Officer, Chief Financial Officer, General Counsel, Director of Internal Audit, and PwC during various meetings held throughout the year. These meetings were designed, among other things, to encourage free and open communications among the F&A Committee, management and PwC. PwC had free access to the F&A Committee to discuss any matters it deemed appropriate. The F&A Committee has discussed with PwC, with and without management present, the overall scope and plan for its annual audit, the results of its examination and the overall quality of the Company’s financial reporting and its evaluation of the Company’s internal controls, including its assessment on management’s assertion of the adequacy of the Company’s controls over financial reporting. Additionally, the F&A Committee discussed matters related to the conduct of the audit and other matters required to be discussed by PCAOB AU §38 (Communication with Audit Committees). The F&A Committee also reviewed and discussed the audited consolidated financial statements for the fiscal year ended December 31, 2010 with PwC.

During the course of 2010, management completed the documentation, testing and evaluation of the Company’s system of internal control over financial reporting in response to the requirements set forth in Section 404 of the SOX Act and related regulations. The F&A Committee was kept apprised of the progress of the evaluation and provided oversight and advice to management during the process. In connection with this oversight, the F&A Committee received periodic updates provided by management and PwC at each regularly scheduled F&A Committee meeting. At the conclusion of the process, management provided the F&A Committee with its report on the effectiveness of the Company’s internal control over financial reporting.

For the year ended December 31, 2010, the F&A Committee performed all of its duties and responsibilities under the Charter. Based on the F&A Committee’s discussions with management and the independent registered public accounting firm, review of the representations of management, including Management’s Report on Internal Control over Financial Reporting as required by Section 404 of the SOX Act, and the report of PwC to the Board of Directors, and subject to the limitations of the role of the F&A Committee referred to above and in the Charter, the F&A Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements for the year ended December 31, 2010 be included in the Company’s Annual Report on Form 10-K.

Finance and Audit Committee

Thomas C. Lockburner, Chairman

William L. Bolster

James W. Lewis

Fees Paid To Our Independent Registered Public Accounting Firm

In addition to retaining PwC to audit the consolidated financial statements for 2010, the Company retained PwC, as well as other accounting and consulting firms, to provide various consulting services in 2010, and expects to continue to do so in the future. The Company understands the need for PwC to maintain its objectivity and independence in its audit of the Company’s financial statements and, therefore, the Company does not use PwC for strategic consulting services, development of tax planning transactions or for services prohibited by the SOX Act such as internal audit work and financial information system design and implementation. The Company uses PwC for non-audit work when it concludes that PwC is the most appropriate provider of that service and such work is compatible with maintaining its objectivity and independence.

The following fees were paid to PwC, the Company’s independent registered public accounting firm, for services rendered in 2010 and 2009, respectively:

	2010	2009
Audit fees	$3,039,647	$2,325,689

Non-audit fees:
Audit-related fees	33,680	—
Tax fees	290,947	336,153
Other fees	118,210	—

Total Non-audit fees	442,837	336,153

Total Fees Paid to PwC	$3,482,484	$2,661,842

Audit fees represent the aggregate fees for professional services rendered for the audit of the Company’s annual financial statements for the applicable year and reviews of the Company’s financial statements included in SEC Forms 10-Q during such year.

Audit-related fees primarily represent fees paid in the applicable year for due diligence related to acquisitions and financial accounting consultations.

Tax fees represent fees paid in the applicable year for assistance with domestic and international income tax compliance, tax examinations, and general tax advice.

Other fees primarily comprises fees relating to a review of processes and controls associated with the Company’s self-clearing initiative.

Policy on Finance and Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Registered Public Accounting Firm

The F&A Committee is responsible for appointing, setting compensation and overseeing the work of the independent registered public accounting firm. The F&A Committee has established a policy regarding pre-approval of all audit and non-audit services provided by the independent registered public accounting firm and fees related to such services.

On an ongoing basis, management communicates specific projects and categories of service for which the advance approval of the F&A Committee is requested. The F&A Committee reviews these requests and advises management if the F&A Committee approves the engagement of the independent registered public accounting firm. The F&A Committee may delegate to one or more of its members the authority to grant pre-approval required by this policy. On a periodic basis, management reports to the F&A Committee regarding the actual spending for such projects and services compared to the pre-approved amounts.

In granting pre-approval of non-audit services, the F&A Committee considered whether the provision of non-audit services rendered by our independent registered public accounting firm is compatible with maintaining their objectivity and independence. The F&A Committee concluded that such objectivity and independence has been maintained.

PROPOSAL 4—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Finance and Audit Committee of the Board of Directors has appointed PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011 as required under the SOX Act and rules adopted by the SEC pursuant to the SOX Act. Additionally, the Board of Directors has ratified the appointment of PwC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011 and we are submitting the selection of PwC for stockholder ratification at the Annual Meeting.

PwC representatives will be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Although stockholder action on this matter is not required under our Amended and Restated By-Laws or Amended and Restated Certificate of Incorporation, this appointment is being recommended to the stockholders for ratification (as we have done in prior years) because we believe it is a matter of good corporate practice. If our stockholders do not ratify the selection of PwC, the Finance and Audit Committee will reconsider whether or not to retain PwC, but still may retain them. Even if the appointment is ratified, the Finance and Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

Pursuant to applicable Delaware law and our Amended and Restated By-Laws and Amended and Restated Certificate of Incorporation, the ratification of the appointment of PwC requires the approval of a majority of the shares present, in person or by proxy, and entitled to vote on the proposal. Abstentions will be counted but will have the same effect as a vote against the proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2011.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The charter for the Company’s F&A Committee includes a requirement for the F&A Committee to review and approve any proposed transaction involving the Company and a related party. For these purposes, a “related party transaction” includes any transaction required to be disclosed pursuant to Item 404 of Regulation S-K. Additionally, the Company’s Code of Business Conduct and Ethics (the “Code”) prohibits executive officers and Directors from entering into transactions where conflicts of interest exist, including related party transactions, without a waiver from Board of Directors or a designated committee thereof. The F&A Committee charter, along with the Code, is available through the Knight corporate web site at www.knight.com in the “Corporate Governance” section of “Investor Relations”.

In the ordinary course of business, the Company may from time to time engage in transactions with other corporations or financial institutions whose officers or directors are also Directors of the Company. Transactions with such corporations and financial institutions are approved by the Board of Directors or a designated committee thereof, conducted on an arm’s-length basis and do not violate the NYSE independence standards, as currently in effect.

ADDITIONAL INFORMATION

The Company will make available a copy of its Annual Report on Form 10-K for the year ended December 31, 2010, without charge, upon written request to the Corporate Secretary, Knight Capital Group, Inc., 545 Washington Boulevard, Jersey City, New Jersey 07310. This Proxy Statement and the Company’s 2010 Annual Report to Stockholders and Annual Report on Form 10-K are also available on the Company’s website at www.knight.com. The 2010 Annual Report to Stockholders, Annual Report on Form 10-K and information on the website, other than the Proxy Statement, are not part of the Company’s proxy soliciting materials, and are not incorporated by reference.

INTERNET AVAILABILITY

Pursuant to rules promulgated by the SEC, we have elected to provide access to our proxy materials both by sending you this full set of proxy materials, including a proxy card, and by notifying you of the availability of our proxy materials on the Internet. In accordance with these SEC rules, you may access our Proxy Statement at www.bnymellon.mobular.net/bnymellon/kcg, which does not have “cookies” that identify visitors to the site.

STOCKHOLDER PROPOSALS

Under SEC rules, stockholders intending to present a proposal at the Company’s 2012 Annual Meeting and have it included in the Company’s proxy materials must submit the proposal in writing to the Corporate Secretary for the Company at Knight Capital Group, Inc., 545 Washington Boulevard, Jersey City, New Jersey 07310. The proposal must be received by the Company not later than February 9, 2012, and no earlier than January 10, 2012 and must otherwise comply with applicable law, including Rule 14a-8 of the Exchange Act.

In accordance with the Company’s Amended and Restated By-Laws, stockholder proposals intended to be presented at the Company’s 2012 Annual Meeting outside of Rule 14a-8 and stockholder nominations for directors to be elected at the Company’s 2012 Annual Meeting must each be received by the Company not later than February 9, 2012, and no earlier than January 10, 2012. Such proposals must be delivered to, or mailed and received by, the Corporate Secretary for the Company at Knight Capital Group, Inc., 545 Washington Boulevard, Jersey City, New Jersey 07310 and otherwise meet certain requirements as described in the Company’s Amended and Restated By-Laws.

HOUSEHOLDING

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements, notice of internet availability of proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement, notice of internet availability of proxy statement or annual report, as applicable, addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies.

If your household received (i) a single copy of this Proxy Statement this year, but you would like to receive your own copy this year and/or in the future, or (ii) multiple copies of this Proxy Statement this year, but you would like to receive a single copy in the future, please contact the Company at Knight Capital Group, Inc., 545 Washington Boulevard, Jersey City, New Jersey 07310 or (201) 222-9400 and we will deliver you a copy or copies, as requested.

OTHER BUSINESS

Management of the Company knows of no other matters that may properly be, or which are likely to be, brought before the Annual Meeting. However, if any other matters are properly brought before such Annual Meeting, the persons named in the enclosed proxy or their substitutes intend to vote the proxies in accordance with their judgment with respect to such matters, unless authority to do so is withheld in the proxy.

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

We encourage you to take advantage of Internet or telephone voting.

Both are available 24 hours a day, 7 days a week.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

INTERNET
http://www.proxyvoting.com/kcg
Knight Capital Group, Inc.	Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.
OR
TELEPHONE
1-866-540-5760
Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

WO#

95930

▼  FOLD AND DETACH HERE  ▼

Please mark your votes as	☒
indicated in this example

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR ALL OF THE PROPOSALS

1.	ELECTION OF DIRECTORS

To elect each of the below nominees to the Company’s Board of Directors to serve until the Company’s next annual meeting and until such directors’ successors are duly elected and qualified:

	FOR	Withhold Authority		FOR	Withhold Authority				FOR	AGAINST	ABSTAIN

1.1 William L. Bolster	☐	☐	1.5 James T. Milde	☐	☐	2.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2011.		☐	☐	☐

1.2 Thomas M. Joyce	☐	☐	1.6 Christopher C. Quick	☐	☐	3.	To approve the advisory (non-binding) resolution on executive compensation.		☐	☐	☐

1.3 James W. Lewis	☐	☐	1.7 Laurie M. Shahon	☐	☐	The Board of Directors recommends you vote 1 year on the following proposal:
1.4 Thomas C. Lockburner	☐	☐				4.	To approve holding an advisory (non-binding) vote on executive compensation every one, two or three years, as indicated.	1 year ☐	2 years ☐	3 years ☐	Abstain ☐

						5.	To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

						PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

										Mark Here for Address Change	☐
										or Comments SEE REVERSE

Signature                                                                                   Signature                                                                  Date

(Signatures should correspond exactly with the name or names appearing above. Attorneys, trustees, Executors, administrators, guardians and others signing in a representative capacity should designate their full titles. If the signer is a corporation, please sign the full corporate name by duly authorized officer.)

You can now access your Knight Capital Group, Inc. account online.

Access your Knight Capital Group, Inc. account online via Investor ServiceDirect® (ISD).

BNY Mellon Shareowner Services, the transfer agent for Knight Capital Group, Inc., now makes it easy and convenient to get current in formation on your shareholder account.

• View account status	• View payment history for dividends
• View certificate history	• Make address changes
• View book-entry information	• Obtain a duplicate 1099 tax form

Visit us on the web at www.bnymellon.com/shareowner/equityaccess

For Technical Assistance Call 1-877-978-7778 between 9am-7pm

Monday-Friday Eastern Time

Investor ServiceDirect®

Available 24 hours per day, 7 days per week

TOLL FREE NUMBER: 1-800-370-1163

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/equityaccess where step-by-step instructions will prompt you through enrollment.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of shareholders. The Proxy Statement and the 2010 Annual Report to Stockholders are available at: http://bnymellon.mobular.net/bnymellon/kcg.

▼  FOLD AND DETACH HERE  ▼

KNIGHT CAPITAL GROUP, INC.

PROXY SOLICITED BY THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 11, 2011

The undersigned hereby appoints Thomas M. Joyce and Thomas M. Merritt, and each of them, the true and lawful attorneys and proxies, with full power of substitution, to attend the Annual Meeting of Stockholders of Knight Capital Group, Inc. (the “Company”) to be held on May 11, 2011 at 1:00 p.m. at the Company’s headquarters located at 545 Washington Boulevard, Jersey City, New Jersey 07310, and at any adjournment or postponement thereof, and to vote all shares of Class A Common Stock held of record which the undersigned could vote, with all the powers the undersigned would possess if personally present at such meeting, as designated below.

All shares of Company Class A Common Stock that are represented at the Annual Meeting by properly executed proxies received prior to or at the Annual Meeting and not subsequently properly revoked will be voted at the Annual Meeting in accordance with the instructions indicated therein. If no instructions are indicated for any particular matter or matters, such proxies will be voted in accordance with the Board of Directors’ recommendations as set forth therein with respect to such proposal(s).

Address Change/Comments (Mark the corresponding box on the reverse side)	BNY MELLON SHAREOWNER SERVICES
P.O. BOX 3550
SOUTH HACKENSACK, NJ 07606-9250

(Continued and to be marked, dated and signed, on the other side)
WO# 95930